                                                                   EXHIBIT T3E-1


               OFFERING MEMORANDUM/CONSENT SOLICITATION STATEMENT

                           J.B. POINDEXTER & CO., INC.
                            POINDEXTER HOLDINGS, INC.

          OFFER TO EXCHANGE 12.50% SENIOR SECURED NOTES DUE MAY 2007 OF
     J.B. POINDEXTER & CO., INC. OR POINDEXTER HOLDINGS, INC. FOR ALL OF THE OUTSTANDING 12.50% SENIOR NOTES DUE MAY 2004 OF J.B. POINDEXTER & CO., INC.
      AND SOLICITATION OF CONSENTS FOR AMENDMENTS TO THE RELATED INDENTURE

--------------------------------------------------------------------------------
THE OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 14, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES AND CONSENTS MAY NOT BE WITHDRAWN AFTER THE CONSENT DATE. IF TENDERS OF OLD NOTES ARE WITHDRAWN PRIOR TO THE CONSENT DATE (WHICH MAY BE PRIOR TO THE EXPIRATION DATE), SUCH WITHDRAWAL WILL CONSTITUTE REVOCATION OF THE CORRESPONDING CONSENTS.
--------------------------------------------------------------------------------

         J.B. Poindexter & Co., Inc. ("Poindexter") and Poindexter Holdings, Inc. ("Holdings") hereby offer to exchange, upon the terms and subject to the conditions set forth in this Offering Memorandum/Consent Solicitation Statement and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with this Offering Memorandum/Consent Solicitation Statement, the "Offer"), 12.50% Senior Secured Notes due May 2007 (the "New Notes") for all of the outstanding 12.50% Senior Notes due May 2004 of Poindexter (the "Old Notes") at a price of $1,030 aggregate principal amount of New Notes for each $1,000 aggregate principal amount of Old Notes tendered. If at least 95% of the outstanding principal amount of the Old Notes (or such lesser amount as may be agreed to by Poindexter and the tendering holders of Old Notes holding not less than a majority of the Old Notes tendered) is tendered and accepted in the Offer, the New Notes will be issued by Poindexter. If less than 95% of the outstanding principal amount of the Old Notes (or such lesser amount) is tendered and accepted in the Offer, the New Notes will be issued by Holdings, a newly formed wholly owned subsidiary of Poindexter that will own all of Poindexter's other subsidiaries. If Poindexter issues the New Notes, the New Notes will be fully and unconditionally guaranteed by all but one of Poindexter's existing subsidiaries. If Holdings issues the New Notes, the New Notes will be fully and unconditionally guaranteed by all of Poindexter's existing subsidiaries. Poindexter currently intends to pay the semi-annual interest payment due on May 15, 2003 in accordance with the terms of the Old Notes. Interest on the New Notes will accrue from May 15, 2003.

         This Offer also constitutes a solicitation (the "Consent Solicitation") of consents (the "Consents") of Holders on the Consent Date (as hereinafter defined) of Old Notes to the adoption of the Proposed Amendments (as hereinafter defined) to the indenture, dated as of May 23, 1994, between Poindexter and The Bank of New York, as successor to United States Trust Company of New York (the "Trustee"), pursuant to which the Old Notes were issued (such indenture, as supplemented to the date hereof, the "Old Indenture") upon the terms and subject to the conditions set forth in the Offer. Tenders and Consents may not be revoked after the Consent Date. There will be no separate payment for the Consents.

         SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES.

         A HOLDER WHO, PRIOR TO THE EXPIRATION DATE (AS HEREINAFTER DEFINED), TENDERS OLD NOTES PURSUANT TO THE OFFER WILL BE DEEMED, BY ACCEPTANCE OF THE OFFER, TO CONSENT TO THE PROPOSED AMENDMENTS. NO DELIVERY OF A CONSENT WILL BE VALID WITHOUT A TENDER OF THE CORRESPONDING OLD NOTES PURSUANT TO THE OFFER.

         The New Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.


April 17, 2003

         The New Notes are being offered and issued (1) within the United States only to U.S. persons who are (a) "qualified institutional buyers," as defined in Rule 144A under the Securities Act, (b) "accredited investors," as defined in Rule 501(a) under the Securities Act, or (c) up to 35 investors who are not accredited and (2) to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

         The New Notes are being offered by Poindexter and Holdings pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act").

         o If the New Notes are issued by Poindexter, the New Notes will be issued pursuant to an exemption from registration provided by
            Section 3(a)(9) of the Securities Act and will be as freely tradeable by the Holders receiving such New Notes as the Old Notes were by such Holder.

         o If the New Notes are issued by Holdings, the New Notes will be offered pursuant to an exemption from registration provided by
            Section 4(2) of the Securities Act and will be restricted securities and can only be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. ACCORDINGLY, THE OFFER OF NEW NOTES BY HOLDINGS IS BEING MADE ONLY TO "ACCREDITED INVESTORS" (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT). As a result, if a holder of Old Notes is not an accredited investor and has tendered Old Notes in the Offer, such tender will be considered a valid tender only if the New Notes are to be issued by Poindexter. In connection with the purchase of Old Notes in the Offer, the holders of New Notes will be granted registration rights under which Holders of a majority in principal amount of the New Notes may require Holdings to prepare and file with the Commission an appropriate registration statement to allow holders of New Notes to sell their New Notes without restriction. See "Restrictions on Transfer and Registration Rights."

         THE OFFER AND THE CONSENT SOLICITATION ARE NOT BEING MADE TO (NOR WILL THE SURRENDER OF OLD NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER OR THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         PRIOR TO THE COMPLETION OF THE OFFER AND CONSENT SOLICITATION, EACH HOLDER OF OLD NOTES WILL BE GIVEN THE OPPORTUNITY TO ASK QUESTIONS OF AND OBTAIN ADDITIONAL INFORMATION FROM POINDEXTER AND HOLDINGS CONCERNING THE OFFER AND CONSENT SOLICITATION, ANY OTHER SUBJECT DISCUSSED IN THIS OFFERING MEMORANDUM/CONSENT SOLICITATION STATEMENT AND ANY OTHER RELEVANT MATTERS, INCLUDING ADDITIONAL INFORMATION TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM/CONSENT SOLICITATION STATEMENT. ANY REQUESTED INFORMATION WILL BE PROVIDED TO THE EXTENT THAT POINDEXTER OR HOLDINGS POSSESSES THE INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE. HOLDERS OF OLD NOTES HAVING QUESTIONS OR DESIRING ADDITIONAL INFORMATION MAY CONTACT POINDEXTER OR HOLDINGS AT 1100 LOUISIANA, SUITE 5400, HOUSTON, TEXAS 77002, ATTENTION: JOHN B. POINDEXTER; TELEPHONE (713) 655-9800.

         Neither Poindexter nor Holdings, nor any of their respective officers, directors or affiliates makes any recommendation whether or not Holders should tender their Old Notes in the Offer (and thereby deliver Consents with respect thereto in the Consent Solicitation). Holders are urged to evaluate carefully all information included in the Offer, consult their investment and tax advisors and make their own decisions whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

         Old Notes not purchased pursuant to the Offer will remain outstanding after the consummation of the Offer. If the Proposed Amendments become effective, certain restrictive covenants and other provisions of the Old Indenture will be eliminated or modified with respect to any Old Notes that remain outstanding after the consummation of the Offer.

         The Offer is subject to certain conditions, including that (i) not less than a majority of the outstanding Old Notes be validly tendered pursuant to the terms of the Offer, (ii) John B. Poindexter and any officer or director of Poindexter or any affiliate, validly tender and not withdraw any Old Notes held by them, (iii) Poindexter receives the Requisite Consents (as herein defined) and (iv) all Old Notes that Poindexter has purchased through open market transactions in an aggregate principal amount of not less than $15 million are retired. Poindexter and Holdings, with the consent of the holders of a majority of the outstanding principal amount of the Old Notes, may waive, in whole or in part, these conditions. In addition, the Offer is subject to a number of other customary conditions which may be waived, in whole or in part, by Poindexter.

         Subject to compliance with applicable securities laws and the terms set forth in the Offer, Poindexter and Holdings expressly reserve the right to extend the Offer and Consent Solicitation, to waive any condition to the Offer or the Consent Solicitation and to otherwise amend any terms of the Offer or Consent Solicitation in any respect, in each case with the consent of the Holders of a majority of outstanding principal amount of the Old Notes. Any such extension, waiver or amendment may be made by press release or by such other means as Poindexter and Holdings deem appropriate.

                                    IMPORTANT

         Although this Offering Memorandum/Consent Solicitation Statement may be submitted to holders of Old Notes that are non-accredited investors, Holdings will only accept tenders of Old Notes in the Offer from up to 35 such non-accredited investors. Holdings also reserves the right not to accept tenders of Old Notes from any non-accredited investor, in its sole discretion. If Holdings accepts tenders of Old Notes in the Offer from non-accredited investors, Holdings will accept tenders from the 35 non-accredited investors holding, in aggregate principal amount, the largest amount of Old Notes. All holders of Old Notes are entitled to vote on the Consent Solicitation.

         This Offering Memorandum/Consent Solicitation Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Offering Memorandum/Consent Solicitation Statement nor any sale made hereunder of the securities described in this Offering Memorandum/Consent Solicitation Statement will under any circumstances imply that the information herein is correct as of any date subsequent to the date hereof.

         The securities offered in this Offering Memorandum/Consent Solicitation Statement have not been registered under the Securities Act or any state securities laws. Any offer or sale of certain securities may require such a registration, unless offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any certificate representing New Notes issued by Holdings in the Offer will contain a legend to such effect, as well as any legend required by any applicable state securities laws. The Offer by Holdings is being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities which does not involve a public offering. Accordingly, each holder of Old Notes, in making its decision to tender its Old Notes in the Offer, will be deemed to have made, and will make in the Consent and Letter of Transmittal, certain acknowledgments, representations and agreements relating to (a) such holder's status as a qualified institutional buyer, accredited investor or non-U.S. Person, if applicable, and (b) transfer restrictions on the New Notes issued in the Offer. These acknowledgments, representations and agreements are set forth in this Offering Memorandum/Consent Solicitation Statement under the caption "Restrictions on Transfer and Registration Rights."

         The New Notes have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or by any state securities commission or similar public, governmental or regulatory authority, and neither the SEC nor any such authority has passed upon the accuracy or adequacy of the information contained in this Offering Memorandum/Consent Solicitation Statement or upon the merits of the Offer. Any representation to the contrary is a criminal offense.

         If a Holder is not an "accredited investor," as defined in Regulation D promulgated under Section 4(2) of the Securities Act, the Holder may be required to certify that it, either alone or with an appointed "purchaser representative," as such term is defined in Rule 501 under the Securities Act, has such knowledge and experience in financial and business matters to evaluate the merits and risks of the Offer.

                              ---------------------

         Any Holder desiring to tender Old Notes should either (a) complete and sign the Consent and Letter of Transmittal for the Old Notes, or a manually signed facsimile thereof, in accordance with the instructions set forth therein and mail or deliver such manually signed Consent and Letter of Transmittal (or such manually signed facsimile), together with the certificates evidencing the Old Notes (or confirmation of the transfer of such Old Notes into the Depositary's account with a Book-Entry Transfer Facility (as hereinafter defined) pursuant to the procedures for book-entry transfer set forth herein) and any other documents required by such Consent and Letter of Transmittal, to The Bank of New York, as depositary (the "Depositary"), at the address on the back cover hereof or (b) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. Holders that tender through a Book-Entry Transfer Facility need not submit a physical Consent and Letter of Transmittal. Beneficial owners whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender their Old Notes (and thereby deliver Consents with respect thereto). See "The Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Consents."

         A Holder who desires to tender Old Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Old Notes are not immediately available may tender such Old Notes by following the procedures for guaranteed delivery set forth herein. See "The Offer and Consent Solicitation--Procedures for Tendering Old Notes and Delivering Consents" and "The Offer and Consent Solicitation--Guaranteed Delivery Procedures."

         Questions and requests for assistance may be directed to, and additional copies of this Offering Memorandum/Consent Solicitation Statement, the Consent and Letter of Transmittal and the accompanying Notice of Guaranteed Delivery may be obtained from the Information Agent.

         THIS OFFERING MEMORANDUM/CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE CONSENT SOLICITATION.

                         MARKET AND TRADING INFORMATION

         In general, trading of the Old Notes has been quite limited and concentrated in the over-the-counter market. Prices and trading volumes of the Old Notes in the over-the-counter market are not reported and can be difficult to monitor. Quotations for securities that are not widely traded, such as the Old Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to obtain current information with respect to market prices for the Old Notes that they hold.

                                TABLE OF CONTENTS


                                                                                                               PAGE
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
Where Holders Can Find More Information..........................................................................1
Summary..........................................................................................................2
Risk Factors....................................................................................................11
The Offer and Consent Solicitation..............................................................................20
Proposed Amendments to the Old Indenture........................................................................31
Description of Revolving Credit Facility........................................................................33
Description of the New Notes....................................................................................34
Restrictions on Transfer and Registration Rights................................................................54
Material Federal Tax Considerations.............................................................................57
Legal Matters...................................................................................................62

                     WHERE HOLDERS CAN FIND MORE INFORMATION

         Poindexter files reports and other information with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"). Holders of Old Notes may read and copy that information at the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 25049 or by calling 1-800-SEC-0330. Holders of Old Notes may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Poindexter, that file electronically with the Commission. The address of that site is http://www.sec.gov.

         This Offering Memorandum/Consent Solicitation Statement "incorporates by reference" important business and financial information about Poindexter that is not included in or delivered with this Offering Memorandum/Consent Solicitation Statement. This means:

         o incorporated documents are considered part of this Offering Memorandum/Consent Solicitation Statement;

         o Poindexter and Holdings can disclose important information by referring Holders to those documents; and

         o information that Poindexter files with the Commission will automatically update and supersede the information in this Offering Memorandum/Consent Solicitation Statement.

         Poindexter's Annual Report on Form 10-K for the year ended December 31, 2002 is incorporated by reference into this Offering Memorandum/Consent Solicitation Statement.

         Poindexter and Holdings also incorporate by reference any future filings that Poindexter makes with the Commission after the date of this Offering Memorandum/Consent Solicitation Statement and until the expiration of the Offer and the exchange of the New Notes pursuant hereto. Poindexter's subsequent filings with the Commission will automatically update and supersede information in this Offering Memorandum/Consent Solicitation Statement.

         Holdings is a newly formed company and does not file reports with the Commission. If Holdings is the issuer of the New Notes, Holdings will agree in the New Indenture (as defined herein) to file reports with the Commission so long as any of the New Notes are outstanding.

         Neither Poindexter nor Holdings have authorized anyone to give any information or make any representation about Poindexter or Holdings that is different from, or in addition to, that contained in this Offering Memorandum/Consent Solicitation Statement or in any of the materials that have been incorporated into this document. Therefore, if anyone gives a Holder information of this sort, the Holder should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                     SUMMARY

         The following summary highlights selected information from this Offering Memorandum/Consent Solicitation Statement and may not contain all of the information that is important to Holders. This Offering Memorandum/Consent Solicitation Statement includes or incorporates by reference specific terms of the New Notes, as well as information regarding Poindexter's and Holdings' businesses and detailed financial data. Poindexter and Holdings encourages each Holder to read this Offering Memorandum/Consent Solicitation Statement in its entirety. Holders should pay special attention to the "Risk Factors" section beginning on page 11 of this Offering Memorandum/Consent Solicitation Statement.

                           J.B. POINDEXTER & CO., INC.

         J.B. Poindexter & Co., Inc. operates primarily manufacturing businesses through its operating subsidiaries, Morgan Trailer Mfg. Co. ("Morgan"), Truck Accessories Group, Inc. ("TAG"), and Specialty Manufacturing Group ("SMG").

         Morgan is the nation's largest manufacturer of commercial van bodies ("van bodies") for medium-duty trucks. Morgan products, which are mounted on truck chassis manufactured and supplied by others, are used for general freight and deliveries, moving and storage and distribution of refrigerated consumables. Its 65 authorized distributors, six manufacturing plants and seven service facilities are in strategic locations to provide nationwide service to its customers, including rental companies, truck dealers and companies that operate fleets of delivery vehicles. Morgan's net sales constituted 45%, 48% and 55% of Poindexter's total net sales in 2002, 2001 and 2000, respectively.

         TAG is the nation's largest manufacturer of pickup truck caps and tonneau covers and its products are marketed under the brand names Leer, Raider, LoRider and Century. Caps and tonneau covers are fabricated enclosures that fit over the beds of pickup trucks, converting the beds into weatherproof storage areas. TAG's six manufacturing plants and its network of over 1,680 independent dealers provide a national network through which its products are marketed to individuals, small businesses and fleet operators. TAG's net sales constituted 39%, 35% and 29% of Poindexter's total net sales during 2002, 2001 and 2000, respectively.

         SMG manufactures precision metal parts, performs machining services, molds and markets expandable foam plastics used primarily by the automotive, electronics, furniture and appliance industries as packaging, shock absorbing and material handling products. SMG's net sales constituted 16%, 18% and 16% of Poindexter's net sales during 2002, 2001 and 2000, respectively.

         Poindexter was incorporated in Delaware in 1988. Poindexter's principal executive offices are located at 1100 Louisiana, Suite 5400, Houston, Texas 77002, and the telephone number is (713) 655-9800.

                            POINDEXTER HOLDINGS, INC.

         If Holdings issues the New Notes, it will be incorporated in the State of Delaware prior to the closing of the Offer. It will be a wholly owned subsidiary of Poindexter. Prior to the closing of the Offer, Poindexter will transfer all of its ownership interest in its subsidiaries to Holdings. It is not anticipated that Holdings will have any other material assets or conduct any operations for the foreseeable future, except through the subsidiaries. If the New Notes are issued by Poindexter, Poindexter's corporate structure will not change, Holdings will not be formed and Poindexter will continue to own the subsidiaries in the same manner that it did prior to the Offer.

         Holdings' principal executive offices will be located at 1100 Louisiana, Suite 5400, Houston, Texas 77002, and its telephone number is (713) 655-9800.

                              SUMMARY OF THE OFFER

         This Offering Memorandum/Consent Solicitation Statement and the related Consent and Letter of Transmittal contain important information that should be read carefully before making any decision with respect to the Offer and the Consent Solicitation. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Offering Memorandum/Consent Solicitation Statement and the more detailed information contained in the documents incorporated by reference in this Offering Memorandum/Consent Solicitation Statement.

Purpose...................................................    The purpose of the Offer is to enable Poindexter to
                                                              extend the maturity date of the Old Notes so it
                                                              will have more time to improve its financial
                                                              performance to facilitate a refinancing of the Old
                                                              Notes and to sell assets to repay the Old Notes.
                                                              The purpose of the Consent Solicitation and the
                                                              Proposed Amendments is to eliminate substantially
                                                              all of the restrictive covenants contained in the
                                                              Old Indenture.

Possible Prepackaged Plan of Reorganization...............    Unless Poindexter is reasonably assured that the
                                                              Offer will be completed and that the holders of at
                                                              least 95% of the outstanding Old Notes will be
                                                              tendered, Poindexter currently intends to amend the
                                                              terms of the Offer to solicit consents to a
                                                              pre-approved or prepackaged plan of reorganization
                                                              (the "Prepackaged Plan") in which holders of Old
                                                              Notes will receive, in the aggregate, the same
                                                              combination of New Notes described above as they
                                                              would receive under the Offer.  See "Risk Factors."

Issuer....................................................    Poindexter or Holdings.  If at least 95% of the
                                                              outstanding principal amount of the Old Notes (or
                                                              such lesser amount as may be agreed to by
                                                              Poindexter and the tendering holders of Old Notes
                                                              holding not less than a majority of the Old Notes
                                                              tendered) is tendered and accepted in the Offer,
                                                              the New Notes will be issued by Poindexter.  If
                                                              less than 95% of the outstanding principal amount
                                                              of the outstanding principal amount of the Old
                                                              Notes (or such lesser amount) is tendered and
                                                              accepted in the Offer, the New Notes will be issued
                                                              by Holdings.

Securities Offered........................................    Up to $87,550,000 aggregate principal amount of new
                                                              12.50% Senior Secured Notes due May 15, 2007.  John
                                                              B. Poindexter and certain officers and/or directors
                                                              of Poindexter beneficially own $350,000 aggregate
                                                              principal amount of Old Notes and have agreed to
                                                              tender all of such Old Notes

The Offer.................................................    Poindexter and Holdings are offering to exchange
                                                              $1,030 principal amount of new 12.50% Senior
                                                              Secured Notes due May 15, 2007, for $1,000
                                                              principal amount of Poindexter's original 12.50%
                                                              Notes due May 15, 2004.

                                                              Poindexter currently intends to pay the semi-annual
                                                              interest payment due on May 15, 2003 in accordance

                                                              with the terms of the Old Notes. Interest on the New
                                                              Notes will accrue from May 15, 2003.

                                                              In order to be exchanged, an Original Note must be
                                                              properly tendered and accepted. All Old Notes that
                                                              are validly tendered and not withdrawn will be
                                                              exchanged. As of the date of this Offering
                                                              Memorandum/Consent Solicitation Statement, there are
                                                              $85,000,000 principal amount of Old Notes
                                                              outstanding. Poindexter or Holdings will issue New
                                                              Notes promptly after the expiration of the Offer.

                                                              If the New Notes are issued by Poindexter, the New
                                                              Notes will be issued pursuant to an exemption from
                                                              registration provided by Section 3(a)(9) of the
                                                              Securities Act and will be as freely tradeable by
                                                              the Holders receiving such New Notes as the Old
                                                              Notes were by such Holder.

                                                              If the New Notes are issued by Holdings, the New
                                                              Notes will be offered pursuant to an exemption from
                                                              registration provided by Section 4(2) of the
                                                              Securities Act and will be restricted securities and
                                                              can only be sold in compliance with the registration
                                                              requirements of the Securities Act or an exemption
                                                              therefrom. ACCORDINGLY, THE OFFER OF NEW NOTES BY
                                                              HOLDINGS IS BEING MADE ONLY TO "ACCREDITED
                                                              INVESTORS" (AS DEFINED IN REGULATION D UNDER THE
                                                              SECURITIES ACT). As a result, if a holder of Old
                                                              Notes is not an accredited investor and the Holder
                                                              tenders the Old Notes in the Offer, the tender will
                                                              be considered a valid tender only if the New Notes
                                                              are to be issued by Poindexter.

The Consent Solicitation for the Proposed Amendments......    In connection with the Offer, Poindexter is also
                                                              soliciting consents to the Proposed Amendments from
                                                              the Holders of the Old Notes.

How and When the Proposed Amendments
   Will Become Effective..................................    The Proposed Amendments will be reflected in a
                                                              supplemental indenture to the Old Indenture (the
                                                              "Supplemental Indenture").  Poindexter will execute
                                                              the Supplemental Indenture on or promptly after it
                                                              receives the Requisite Consents.  The Proposed
                                                              Amendments will not, however, become effective
                                                              unless and until Poindexter or Holdings will accept
                                                              for payment the Old Notes representing the
                                                              Requisite Consents.  See "The Offer and Consent
                                                              Solicitation--Principal Terms of the Offer and the
                                                              Consent Solicitation" and "Proposed Amendments to
                                                              the Old Indenture."

Resales of New Notes......................................    If the New Notes are issued by Poindexter, the New
                                                              Notes will be transferable to the same extent as
                                                              the Old Notes were tradeable by the Holder.

                                                              If the New Notes are issued by Holdings, the New
                                                              Notes will be "restricted securities" as defined in
                                                              Rule 144 under the Securities Act. As a result, the
                                                              New Notes may be offered or sold only in compliance
                                                              with the registration requirements of the Securities
                                                              Act in a transaction exempt from such registration.
                                                              In connection with the purchase of Old Notes in the
                                                              Offer, the holders of the New Notes will be granted
                                                              registration rights under which holders of a
                                                              majority in principal amount of the New Notes may
                                                              require Holdings to prepare and file with the
                                                              Commission an appropriate registration statement to
                                                              allow holders of the New Notes to sell their New
                                                              Notes without restriction. See "Restrictions on
                                                              Transfer and Registration Rights."

Expiration Date...........................................    12:00 midnight, New York City time, on May 14,
                                                              2003, unless Poindexter and Holdings extend the
                                                              Expiration Date.

Accrued Interest on the New Notes and
   Old Notes..............................................    Poindexter currently intends to pay the semi-annual
                                                              interest payment due on May 15, 2003 in accordance
                                                              with the terms of the Old Notes.  Interest on the
                                                              New Notes will accrue from May 15, 2003.

Conditions to the Offer...................................    The Offer is subject to certain conditions,
                                                              including that (i) not less than a majority of the
                                                              outstanding Old Notes be validly tendered pursuant
                                                              to the terms of the Offer, (ii) John B. Poindexter
                                                              and any officer or director of Poindexter or any
                                                              affiliate, validly tender and not withdraw any Old
                                                              Notes held by them, (iii) Poindexter receives the
                                                              Requisite Consents and (iv) all Old Notes that
                                                              Poindexter has purchased through open market
                                                              transactions in an aggregate principal amount of
                                                              not less than $15 million are retired.  Poindexter
                                                              and Holdings, with the consent of the holders of a
                                                              majority of the outstanding principal amount of the
                                                              Old Notes, may waive, in whole or in part, these
                                                              conditions.  In addition, the Offer is subject to a
                                                              number of other customary conditions, which may be
                                                              waived, in whole or in part, by Poindexter.

Procedures for Tendering Old Notes........................    Except as described in the section titled "The Offer
                                                              and Consent Solicitation--Guaranteed Delivery
                                                              Procedures," a tendering Holder must, on or prior to
                                                              the Expiration Date:

                                                              o transmit a properly completed and duly executed
                                                                Consent and Letter of Transmittal, including all
                                                                other documents required by the Consent and Letter
                                                                of Transmittal, to the Exchange Agent; or

                                                              o if Old Notes are tendered in accordance with the
                                                                Book-Entry procedures described in this

                                                                Offering Memorandum/Consent Solicitation Statement,
                                                                the tendering Holder must transmit an Agent's
                                                                Message to the Exchange Agent at the address listed
                                                                in this Offering Memorandum/ Consent Solicitation
                                                                Statement.

                                                              See "The Offer and Consent Solicitation--Procedures
                                                              for Tendering Old Notes and Delivering Consents."

Special Procedures for Beneficial Holders.................    If the holder of Old Notes that are registered in
                                                              the name of a broker, dealer, commercial bank,
                                                              trust company or other nominee wishes to tender in
                                                              the Offer, the Holder should promptly contact the
                                                              person in whose name the Old Notes are registered
                                                              and instruct that person to tender on the Holder's
                                                              behalf.  See "The Offer and Consent
                                                              Solicitation--Procedures for Tendering Old Notes and
                                                              Delivering Consents."

Guaranteed Delivery Procedures............................    If a Holder wishes to tender Old Notes and cannot
                                                              deliver the Old Notes, the Consent and Letter of
                                                              Transmittal or any other required documents to the
                                                              Exchange Agent before the Expiration Date, the
                                                              Holder may tender Old Notes by following the
                                                              guaranteed delivery procedures under the heading
                                                              "The Offer and Consent Solicitation--Guaranteed
                                                              Delivery Procedures."

Withdrawal and Revocation Rights..........................    Tenders of Old Notes and Consents may not be
                                                              withdrawn after the Consent Date.  If tenders of
                                                              Old Notes are withdrawn prior to the Consent Date
                                                              (which may be prior to the Expiration Date), such
                                                              withdrawal will constitute revocation of the
                                                              corresponding Consents.

Acceptance of Old Notes and Delivery of
   New Notes..............................................    Subject to the conditions stated in the section
                                                              "The Offer and Consent Solicitation--Conditions of
                                                              the Offer and the Consent Solicitation" of this
                                                              Offering Memorandum/Consent Solicitation Statement,
                                                              Poindexter or Holdings will accept for exchange any
                                                              and all Old Notes which are properly tendered in
                                                              the Offer before 5:00 p.m., New York City time, on
                                                              the Expiration Date.  The New Notes will be
                                                              delivered promptly after the Expiration Date.  See
                                                              "The Offer and Consent Solicitation--Principal Terms
                                                              of the Offer and the Consent Solicitation."

Material Federal Tax Considerations.......................    The exchange of Old Notes for New Notes in the
                                                              Offer is likely to result in the realization of
                                                              gain or loss to a holder of Old Notes for U.S.
                                                              federal income tax purposes.  A holder of Old Notes
                                                              also will realize gain or loss if, instead of
                                                              exchanging its Old Notes, it retains its Old Notes
                                                              and its rights as a noteholder are

                                                              subject to certain significant modifications. See
                                                              "Material Federal Tax Considerations."

Exchange Agent............................................    The Bank of New York is serving as Exchange Agent
                                                              in connection with the Offer.  The address and
                                                              telephone number of the Exchange Agent are listed
                                                              under the heading "The Offer and Consent
                                                              Solicitation--Exchange Agent; Assistance."

Information Agent.........................................    Poindexter has retained MacKenzie Partners, Inc. to
                                                              act as information agent ("Information Agent") in
                                                              connection with the Offer.  Requests for additional
                                                              copies of this Offering Memorandum/Consent
                                                              Solicitation Statement or the form of Consent and
                                                              Letter of Transmittal should be directed to the
                                                              Information Agent at its address or telephone
                                                              number on the back cover of this Offering
                                                              Memorandum/Consent Solicitation Statement.  See
                                                              "The Offer and Consent Solicitation--Information
                                                              Agent."

Use of Proceeds...........................................    Neither Poindexter nor Holdings will receive any
                                                              proceeds from the issuance of New Notes in the
                                                              Offer.  Poindexter and Holdings will pay all
                                                              expenses incident to the Offer.

                        SUMMARY OF TERMS OF THE NEW NOTES

         The following is a summary of the terms of the New Notes. It is qualified in its entirety by reference to the more complete description of the New Notes under "Description of the New Notes."

Issuer......................................     A newly formed subsidiary of Poindexter, the issuer of the Old
                                                 Notes, to which Poindexter will transfer all of its assets, including the stock of all of its subsidiaries; provided that, if more than 95% of the Old Notes (or such lesser amount as may be agreed to by Poindexter and the tendering holders of Old Notes holding not less than a majority of the Old Notes tendered) are tendered for exchange, the issuer of the New Notes will be
                                                 Poindexter and Poindexter will not transfer any of its assets to a new intermediate holding company. The issuer of the New Notes is referred to as the "Issuer."

Notes Offered...............................     12.50% Senior Secured Notes due 2007

Principal Amount............................     Up to $87,550,000

Maturity Date...............................     May 23, 2007

Interest Rate...............................     12.50% per year; provided that, if on May 15, 2005, the Issuer has not retired (either through tender offers or redemptions) at least an aggregate of $7.5 million of New Notes since the issue date of the New Notes, the interest rate on the New Notes will increase by 200 basis points (i.e., 2.0%) until the interest payment date immediately succeeding the date on which the Issuer has repaid an aggregate of at least $7.5 million of New Notes;
                                                 provided further, if on May 15, 2006, the Issuer has not retired
                                                 (either through tender offers or redemptions) at least an
                                                 aggregate of $15 million of New Notes since the issue date of the
                                                 New Notes, the interest rate on the New Notes will increase by an additional 250 basis points (i.e., 2.5%) from the interest rate then in effect until the interest payment date immediately succeeding the date on which the Issuer has repaid an aggregate of at least $15.0 million of New Notes.

Payment of Interest.........................     Interest on the New Notes will accrue from May 15, 2003 and will be payable on May 15 and November 15 of each year and at
                                                 maturity, commencing on November 15, 2003. Interest will be paid in cash provided that, at the option of the Issuer, any three of the first five interest payments (i.e., November 15, 2003, May 15 and November 15, 2004 and May 15 and November 15, 2005) may be
                                                 made (i) half in cash and (ii) half in the form of additional New
                                                 Notes, or paid-in kind, with a principal amount equal to 112.5%
                                                 of the amount of cash that would have otherwise been payable.

Optional Redemption.........................     The New Notes will be subject to redemption, in whole or in part, at the option of the Issuer, at any time, at 100% of their principal amount plus accrued interest to the redemption date.

Ranking of the New Notes....................     The New Notes will rank senior in right of payment to all
                                                 subordinated debt of the Issuer, and pari passu in right of payment with all senior debt of the Issuer, including obligations under the Issuer's revolving credit facility. However, the New
                                                 Notes will be effectively subordinated to the Issuer's
                                                 obligations under the revolving credit agreement to the extent of the value of the assets securing such obligations. See
                                                 "Description of Revolving Credit

                                                 Facility." While the Issuer's unsecured and unsubordinated indebtedness will rank pari passu with the New Notes in right of payment, the holders of the New Notes may, to the exclusion of unsecured creditors, seek recourse against the pledged assets as security for the New Notes until amounts owed under the New Notes are satisfied in full.

Guarantees..................................     If Poindexter issues the New Notes, Poindexter's obligations under the New Notes will be guaranteed by all of its current and future subsidiaries (the "Subsidiaries" or the "Guarantors"), other than Beltrami Door Company ("Beltrami") which will be merged with and into Morgan promptly after the closing of the
                                                 Offer. If Holdings issues the New Notes, Holdings' obligations under the New Notes will be guaranteed by all of its current and future Subsidiaries. In addition, if the New Notes are issued by
                                                 Holdings, the New Notes will also be guaranteed by Poindexter.

Ranking of the Subsidiary Guarantees........     Each Subsidiary Guarantee will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of that Subsidiary Guarantor.

Security....................................     The New Notes will be secured by a perfected, first priority security interest in all the assets owned by Poindexter and the
                                                 Subsidiaries (except that a security interest in the assets
                                                 (primarily cash, inventory, accounts receivable and certain fixed assets owned by Universal Brixius, Inc.) securing Poindexter's revolving credit facility will be subject to the approval of
                                                 Poindexter's lender), including a pledge of the capital stock of the Issuer's subsidiaries, other than the stock of Morgan (the
                                                 "Collateral"). The Issuer will agree not to encumber the stock of
                                                 Morgan.

Change of Control...........................     Following a change of control (as defined in "Description of the
                                                 New Notes--Covenants--Change of Control"), the Issuer is required to make an offer to repurchase all or any portion of the New
                                                 Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants...................................     The New Indenture will include covenants that limit the ability of the Issuer and the ability of the Issuer's Restricted Subsidiaries to:

                                                      o incur additional debt, including guarantees;

                                                      o make acquisitions;

                                                      o sell assets;

                                                      o make investments and other restricted payments, pay
                                                        dividends, redeem or repurchase capital stock or
                                                        subordinated obligations, subject to certain exceptions;

                                                      o create specified liens;

                                                      o create or permit restrictions on the ability of the
                                                        Issuer's Restricted Subsidiaries to pay dividends or make
                                                        other distributions to the Issuer;

                                                      o engage in transactions with affiliates;

                                                      o engage in sale and leaseback transactions;

                                                      o consolidate or merge with or into other companies or sell all or substantially all of their assets; and

                                                      o amend the security documents relating to the Collateral

                                                 These covenants are subject to a number of important exceptions and qualifications described under "Description of the New
                                                 Notes--Covenants" and "Description of the New Notes--Covenants--
                                                 Mergers, Consolidations and Certain Sales and Purchases of
                                                 Assets."

Registration Rights.........................     If the New Notes are issued by Holdings, the holders of the New
                                                 Notes will be granted registration rights under which holders of a majority in principal amount of the New Notes may require
                                                 Holdings to prepare and file with the Commission an appropriate registration statement to allow holders of the New Notes to sell their New Notes without restriction. See "Restrictions on
                                                 Transfer and Registration Rights."

                                  RISK FACTORS

         In addition to the information contained elsewhere in this Offering Memorandum/Consent Solicitation Statement, the following risk factors should be carefully considered in evaluating the Offer and an investment in the New Notes.

                       RISKS IF THE OFFER IS NOT COMPLETED

IF THE OFFER IS NOT COMPLETED, POINDEXTER MAY BE UNABLE TO REFINANCE THE OLD NOTES PRIOR TO THEIR MATURITY IN MAY 2004 OR PAY THE PRINCIPAL DUE ON THE OLD NOTES AT MATURITY.

         The Old Notes mature on May 15, 2004. Poindexter does not currently anticipate having sufficient cash to repay the Old Notes at maturity, absent a refinancing of the Old Notes. The purpose of the Offer is to enable Poindexter to extend the maturity date of the Old Notes so it will have more time to improve its financial performance to facilitate a refinancing of the Old Notes and to sell assets to repay the Old Notes. Poindexter believes that the completion of the Offer is critical to its plan to refinance the Old Notes and the failure to complete the Offer would materially and adversely affect Poindexter's ability to refinance the Old Notes.

UNLESS POINDEXTER IS REASONABLY ASSURED THAT THE OFFER WILL BE SUCCESSFUL, POINDEXTER WILL AMEND THE OFFER TO SOLICIT CONSENTS TO A PREPACKAGED BANKRUPTCY.

         The purpose of the Offer is to enable Poindexter to extend the maturity date of the Old Notes so it will have more time to improve its financial performance to facilitate a refinancing of the Old Notes and to sell assets to repay the Old Notes. Poindexter believes that the completion of the Offer is critical to its plan to refinance the Old Notes. Unless Poindexter is reasonably assured that the Offer will be completed and that the holders of at least 95% of the outstanding Old Notes will be tendered, Poindexter currently intends to amend the terms of the Offer to solicit consents to a Prepackaged Plan. Under the Prepackaged Plan, holders of Old Notes would receive the same principal amount of New Notes described above as they would receive under the Offer. The rights of Poindexter's other creditors would not be substantially affected by the Prepackaged Plan.

         To obtain approval of the Prepackaged Plan by a bankruptcy court on a consensual basis, Poindexter must receive acceptances from at least two-thirds in amount and over one-half in number of holders of each class of impaired claims that vote on the Prepackaged Plan, including holders of the Old Notes. This threshold is substantially lower than the 95% level of participation necessary to avoid the issuance of the New Notes by Holdings.

         Congress Financial Corporation, the lender under Poindexter's revolving credit facility, has indicated to Poindexter that it is highly receptive to providing debtor-in-possession financing during the pendancy of any bankruptcy proceeding and to providing any necessary consents for the Prepackaged Plan. Poindexter believes that it could expeditiously obtain all necessary consents to a Prepackaged Plan and file the Plan.


                  RISKS FOR HOLDERS NOT TENDERING IN THE OFFER

POINDEXTER MAY BE UNABLE TO PAY THE PRINCIPAL DUE ON ANY OLD NOTES AT MATURITY.

         The Old Notes mature on May 15, 2004. Poindexter does not currently anticipate having sufficient cash to repay a substantial principal amount of Old Notes at maturity and does not currently anticipate completing a refinancing of the Old Notes prior to that time.

         Poindexter's businesses are dependent on various factors reflecting general economic conditions and conditions prevailing in the industries it serves. Due to depressed conditions in most of its markets, Poindexter reported net losses for the years ended December 31, 2002 and 2001 of $12.1 and $2.2 million, respectively. While Poindexter expects to report net income for the quarter ended March 31, 2003, it does not believe that its businesses will turn around sufficiently quickly to facilitate a repayment or redemption of the Old Notes when they come due in May 2004.

         Poindexter is a holding company and will depend on the earnings of its subsidiaries and the distributions of those earnings in order to meet its debt service and other obligations. If the Issuer is Holdings, the New Indenture will restrict Holdings' ability to pay dividends to Poindexter in respect of principal on the Old Notes to an amount equal to 50% of cumulative consolidated net income of Holdings and its restricted subsidiaries (or, in the case consolidated net income of Holdings and its restricted subsidiaries is negative, less 100% of such deficit) for the period (taken as one accounting period) from January 1, 2003 to the end of the month prior to the principal payment. As a result, if Holdings and its Restricted Subsidiaries do not have sufficient net income to pay dividends to Poindexter, Poindexter would not be able to pay the principal of the Old Notes. See "Description of the New Notes-Covenants-Limitation on Restricted Payments."

THE GUARANTEES OF POINDEXTER'S SUBSIDIARIES IN RESPECT OF THE OLD NOTES WILL BE TERMINATED AND ANY UNTENDERED OLD NOTES WILL BECOME STRUCTURALLY SUBORDINATED.

         Upon the effectiveness of the Proposed Amendments, Poindexter intends to redesignate each of its subsidiaries as an "Unrestricted Subsidiary" under the Old Indenture. Such redesignation will result in the termination of the guarantees, in accordance with their terms, by such subsidiaries of the Old Notes. As a result, the obligations of Poindexter under the Old Notes will become structurally subordinated to the claims of creditors of such subsidiaries, including trade creditors. As of December 31, 2002, on a pro forma basis giving effect to the creation of Holdings and the transfer of all of Poindexter's subsidiaries to Holdings, Holdings had total debt outstanding of $106.3 million plus $13.3 million of obligations due to trade creditors, all $119.6 million of which would have been structurally senior to the Old Notes.

SUBSTANTIALLY ALL OF THE ASSETS OF HOLDINGS AND ITS SUBSIDIARIES WILL BE PLEDGED AS SECURITY FOR THE NEW NOTES AND THE REVOLVING CREDIT FACILITY.

         Substantially all of the assets of Holdings and its subsidiaries, including the stock of all of Holdings' subsidiaries (other than Morgan), will be pledged to secure Holdings' obligations under the New Notes and its revolving credit facility. As a result, the Trustee with respect to the New Notes (of which there may be up to $87.55 million outstanding) and the lender under such revolving credit facility (which may provide for borrowings of up to $45 million under the New Indenture) will have a prior right to proceeds from the disposition of any of such collateral. As of December 31, 2002, Poindexter had total tangible assets with a book value of $97.9 million as compared to $132.55 million of potential obligations to holders of New Notes and its lender under its revolving credit agreement.

THE PROPOSED AMENDMENTS TO THE OLD INDENTURE WILL SIGNIFICANTLY REDUCE THE PROTECTIONS AFFORDED NON-TENDERING HOLDERS OF OLD NOTES.

         Promptly after receipt of the Requisite Consents from holders of the Old Notes, Poindexter and the Trustee in respect of the Old Notes will execute the Supplemental Indenture. Upon the execution of the Supplemental Indenture, the Supplemental Indenture will become a legally binding obligation and govern the rights, obligations and benefits of the holders of the Old Notes. However, the Proposed Amendments will not become operative unless and until the Offer is completed. If the Proposed Amendments become operative, each Proposed Amendment will apply to all of the Old Notes that remain outstanding and each holder of Old Notes not tendered hereunder will be bound by the Supplemental Indenture, regardless of whether such holder consented to the Proposed Amendments. The Proposed Amendments would, among other things, eliminate the covenants contained in the Old Indenture that restrict Poindexter's ability to consolidate or merge, incur debt, make restricted payments (including payments of dividends), incur liens, enter into sale and leaseback transactions and use proceeds from asset sales. In the event the Proposed Amendments are adopted, each non-exchanging holder of Old Notes will be bound by the Proposed Amendments, even though such holder did not deliver a Consent to the Proposed Amendments. See "Proposed Amendments to the Old Indenture."

THE OFFER WILL REDUCE THE LIQUIDITY OF THE OLD NOTES THAT ARE NOT TENDERED.

         Poindexter believes there is currently a limited trading market for the Old Notes, and no reliable public pricing information for the Old Notes is generally available. The trading market for unexchanged Old Notes could become even more limited or nonexistent due to the reduction in the amount of such Old Notes outstanding upon completion of the Offer, which might adversely affect the liquidity, market price and price volatility of any unexchanged Old Notes.


                     RISKS FOR HOLDERS TENDERING IN THE OFFER

IF POINDEXTER COMPLETES THE OFFER, NON-TENDERING HOLDERS OF OLD NOTES MAY ASSERT CLAIMS AGAINST POINDEXTER.

         It is a condition to the completion of the Offer that a majority of the outstanding Old Notes be validly tendered and not withdrawn in the Offer. There can be no assurance that such majority will be validly tendered and not withdrawn in the Offer or that non-tendering holders will not seek to assert claims for damages and/or injunctive relief in connection with the Offer or otherwise against Poindexter. While Poindexter believes that any such claims would be without merit, there can be no assurance that any such claims would not have a material adverse effect on completion of the Offer and/or Poindexter.

THE STOCK OF HOLDINGS' SUBSIDIARIES MAY BE RECOVERED AS A FRAUDULENT CONVEYANCE.

         Under relevant federal and state fraudulent conveyance statutes, generally stated and subject to certain exceptions, if a court found that at the time the Offer was completed, (1) Poindexter and Holdings effected the Offer with the actual intent of hindering, delaying, or defrauding creditors, or (2) Poindexter or Holdings received less than reasonably equivalent value or fair consideration in the Offer and (a) Poindexter's or Holdings' remaining property constituted unreasonably small capital, or (b) Poindexter or Holdings intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or (c) Poindexter or Holdings was insolvent at the time the Offer was consummated or became insolvent as a result of the Offer, such court could take action and apply remedies detrimental to the holders of the New Notes, including voiding the transfer of Poindexter's subsidiaries to Holdings and the liens securing the New Notes. While Poindexter believes that the Offer does not constitute a fraudulent conveyance, there is no assurance that a court would agree with such belief.


THE ISSUER'S SUBSTANTIAL DEBT COULD ADVERSELY AFFECT ITS FINANCIAL HEALTH AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER THE NEW NOTES.

         Upon completion of the Offer, the Issuer will have a substantial amount of debt and will be highly leveraged. Assuming Poindexter or Holdings had completed this offering on December 31, 2002:

         o  the total debt outstanding would have been $106.3 million;

         o  the total tangible assets would have been $97.9 million; and

         o  the shareholder's deficit would have been $18.6 million.

         The substantial debt of the Issuer could have important consequences to holders of New Notes. For example, such substantial debt could:

         o make it more difficult for the Issuer to satisfy its obligations with respect to the New Notes;

         o increase its vulnerability to general adverse economic and industry conditions;

         o require it to dedicate a substantial portion of cash flow from operations to payments on debt, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate requirements;

         o limit its flexibility in planning for, or reacting to, changes in its business and the industries in which it operates;

         o place it at a competitive disadvantage compared to competitors that have less debt; and

         o limit, along with the financial and other restrictive covenants of its debt, its ability to borrow additional funds.

         Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Issuer. See "Description of the New Notes--Covenants."

THE ISSUER AND EACH OF ITS SUBSIDIARIES MAY BE ABLE TO INCUR ADDITIONAL DEBT FOR SPECIFIED PURPOSES, WHICH COULD FURTHER INCREASE THE RISKS ABOVE DESCRIBED.

         Subject to the limitations imposed in the New Indenture, the Issuer and its subsidiaries may be able to incur additional debt in the future to fund capital expenditures and capital leases, subject to compliance with the terms of the New Indenture. See "Description of the New Notes--Covenants."

TO SERVICE ITS DEBT, THE ISSUER WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. THE ISSUER'S ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND ITS CONTROL.

         The Issuer will require a significant amount of cash to fund its operations. The ability to make payments on or to refinance the Issuer's debt, including the New Notes, and to fund planned capital expenditures will also depend on the Issuer's ability to generate cash in the future. The Issuer's ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control.

         There can be no assurance that the Issuer's business will generate sufficient cash flow from operations to enable it to pay its debt, including the New Notes, or to fund other liquidity needs. To the extent that cash flow from operations is insufficient to cover the Issuer's fixed charges and fund capital expenditure requirements, the Issuer in order to pay such expenses, may, to the extent permitted under the New Indenture, obtain funds from additional borrowings or, if permitted, sell a portion of its respective business or other assets, engage in sale/leaseback transactions, raise equity capital or acquire other businesses that would provide additional positive cash flow. There can be no assurance as to the availability or accessibility of these or other similar transactions, or that these or other similar transactions could be accomplished on favorable terms. The Issuer may need to refinance all or a portion of its debt, including the New Notes, on or before maturity. There can be no assurance that the Issuer will be able to refinance any of its debt on commercially reasonable terms or at all.

THE RESTRICTIVE COVENANTS CONTAINED IN THE ISSUER'S REVOLVING CREDIT AGREEMENT AND THE NEW INDENTURE MAY LIMIT ITS ABILITY TO REPAY THE NEW NOTES.

         The New Indenture and the existing revolving credit agreement contain numerous restrictive covenants that limit the discretion of management with respect to various business matters. These covenants place significant restrictions on, among other things, the Issuer's and its restricted subsidiaries' ability, to:

         o  incur additional indebtedness;

         o  make acquisitions;

         o  engage in transactions with affiliates;

         o  create liens;

         o  engage in sale and leaseback transactions;

         o  make certain investments;

         o  engage in transactions with affiliates;

         o  sell assets; and

         o consolidate, merge or transfer all or substantially all of Poindexter's or Holdings' assets.

         These restrictive covenants will limit the Issuer's ability to engage in activities that may be in the Issuer's long-term best interests.

         The Issuer's failure to comply with these covenants and the covenants in the revolving credit agreement could result in a default under the credit agreement and/or the New Indenture. See "Description of the New
Notes--Covenants."

BECAUSE OF THE ISSUER'S HOLDING COMPANY STRUCTURE, THE ISSUER WILL DEPEND ON THE EARNINGS OF ITS SUBSIDIARIES AND THE DISTRIBUTIONS OF THOSE EARNINGS IN ORDER TO MEET ITS DEBT SERVICE AND OTHER OBLIGATIONS.

         The Issuer is or will be structured as a holding company. As a holding company, cash flow and the ability to service debt, including the New Notes, depends on the earnings of the Issuer's subsidiaries and the distribution of those earnings to the Issuer or on loans, advances or other payments made by these to the Issuer. See "Description of the New Notes--Covenants."

THE ISSUER MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE NEW INDENTURE.

         If the Issuer experiences a change of control, as defined in the New Indenture, the Issuer will be required to offer to repurchase all outstanding New Notes. However, it is possible that the Issuer will not have sufficient funds at the time of a change of control to make the required repurchase of New Notes or that restrictions in the Issuer's bank agreements will not allow the repurchases. Certain important corporate events, such as a leveraged recapitalization that would increase the level of the Issuer's debt, would not constitute a "change of control" under the New Indenture. See "Description of the New Notes--Covenants--Change of Control."

IF HOLDINGS IS THE ISSUER, THE NEW NOTES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND THE MARKET FOR SUCH SECURITIES MAY BE LIMITED.

         If Holdings is the Issuer, the New Notes will not have been registered under the Securities Act. Accordingly, such securities may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. Holdings has agreed to give the holders of the New Notes certain registration rights. There can be no assurance if and when the resale of the New Notes will be registered. See "Restrictions on Transfer and Registration Rights."

THERE MAY NOT BE A TRADING MARKET FOR THE NEW NOTES.

         There is no existing trading market for the New Notes. The Issuer does not intend to apply for listing or quotation of the New Notes on any exchange, and there can be no assurance that a trading market will develop. As a result, the market price of the New Notes, as well as a holder's ability to sell the New Notes, could be adversely affected.

THE EXCHANGE OF NEW NOTES FOR OLD NOTES IS LIKELY TO BE A TAXABLE EVENT FOR U.S. FEDERAL INCOME TAX PURPOSES.

         An exchange of Old Notes for New Notes pursuant to the exchange offer is likely to be treated as a taxable exchange on which a holder of Old Notes will realize gain or loss for United States federal income tax purposes. If a holder realizes gain, any such gain may be reportable under the installment method. A holder of Old Notes also will realize gain or loss if, instead of exchanging its Old Notes, it retains its Old Notes and its rights as a noteholder are subject to certain significant modifications.

         In addition, the New Notes will be issued with original issue discount, or "OID," for United States federal income tax purposes. Consequently, holders of New Notes generally will be required to include amounts representing OID in gross income prior to the receipt of cash in respect of such amounts.

         See "Material Federal Tax Considerations."


              RISKS RELATING TO POINDEXTER'S AND HOLDINGS' BUSINESS

SUBSTANTIAL LEVERAGE

         The Issuer will be highly leveraged. As of December 31, 2002, Poindexter's total long-term indebtedness (excluding current maturities) was $86.9 million and Poindexter had a shareholders' deficit of $18.0 million. The degree to which the Issuer is leveraged has important consequences to holders of the New Notes and any remaining Old Notes, including the following: (i) a substantial portion of the Issuer's cash flow from operations will be required to be dedicated to the payment of debt service obligations; (ii) the Issuer's high degree of leverage will make it more sensitive to a continued downturn, or worsening of the current downturn, in general economic conditions; and (iii) the Issuer may be more highly leveraged than other companies with which it competes, which may place it at a competitive disadvantage.

         Historically, Poindexter's cash flow has been sufficient to allow Poindexter to service its outstanding indebtedness. There can be no assurance that the Issuer's cash flow will continue to exceed fixed charges. A decline in cash flow could impair the Issuer's ability to service debt and to make scheduled repayments (including the retirement of the New Notes and the remaining Old Notes, if any, at maturity). The Old Notes and any indebtedness incurred under the Revolving Credit Agreement will become due prior to the time the principal payment on the New Notes will become due. If, and to the extent, the Issuer requires additional financing in the future for working capital, capital expenditures or other purposes, the Issuer's substantial leverage may impair its ability to obtain such additional financing.

CYCLICAL BUSINESSES

         The Issuer operates in industries that are dependent on various factors reflecting general economic conditions, including corporate profitability, consumer spending patterns, sales of truck chassis and new pickup trucks, new and remodeling construction activity and levels of oil and gas exploration activity. For example, Poindexter's operations have been adversely affected by the slow economic conditions that currently prevail. A prolonged economic downturn or recession could result in a significant decrease in operating performance and the ability to service debt obligations.

HOLDING ISSUER STRUCTURE; DEPENDENCE ON FUNDS FROM SUBSIDIARIES

         Poindexter is and Holdings will be a holding company. Since all of Poindexter's operations are and Holdings' will be conducted through the Subsidiaries, their cash flow and consequently their ability to service debt, including the New Notes and any remaining Old Notes, is dependent upon the earnings of the Subsidiaries and the payment of funds by those subsidiaries to Poindexter or Holdings, as the case may be, in the form of loans, debt service and repayments, dividends or other distributions. Funds are expected to be provided to Poindexter or Holdings by the Subsidiaries through dividends and payments on intercompany indebtedness, but there can be no assurance that the Subsidiaries will be in a position to make such dividends or debt payments.

         Although the Revolving Credit Agreement does not contain any encumbrance or restriction on the ability of the Subsidiary Guarantors to pay dividends or make distributions to Poindexter or Holdings, the New Indenture will permit the Issuer to include encumbrances or restrictions on the ability of the Subsidiary Guarantors to pay dividends or make distributions to it under the circumstances set forth under "Description of the New Notes -- Covenants -- Limitation on Restricted Subsidiary Debt and Preferred Stock."

RELIANCE ON CERTAIN CUSTOMERS AND SUPPLIERS

         Sales to Morgan's customers represented 45%, 48% and 55% of Poindexter's consolidated net sales during 2002, 2001 and 2000, respectively. Sales to Morgan's two largest customers represented 16%, 19% and 25% of Poindexter's consolidated net sales during each of those same periods. In addition, one customer of SMG represented approximately 14%, 21% and 20% of the total sales of SMG during 2002, 2001 and 2000, respectively. Although Poindexter believes that its relations with all of these customers are good, the loss of, or a significant reduction of sales to, any of these customers could have a material adverse effect on the Issuer. Morgan, Lowy Group, Inc. and, to a lesser extent, Truck Accessories Group, Inc. purchase certain of their inventory or raw materials from one or a limited number of suppliers. The loss of, or a significant curtailment of supplies from, any of these suppliers could have a material adverse effect on the Issuer.

COMPETITION

         The markets for the Issuer's products are highly competitive. Some of its competitors are larger and have greater financial resources than the Issuer. Although the Issuer believes that it has been able to compete successfully in its markets to date, there can be no assurance that the Issuer will be able to continue to do so in the future.

RESTRICTIONS IMPOSED BY REVOLVING CREDIT AGREEMENT; NONCOMPLIANCE WITH COVENANTS

         The Revolving Credit Agreement contains numerous restrictive covenants which, among other things, restrict the ability of the Issuer to dispose of assets and incur debt, and which will otherwise restrict corporate activities. The ability of the Issuer to comply with such provisions may depend on its future performance, which is subject to prevailing economic, financial and business conditions and other factors beyond its control. Certain of the Subsidiaries from time to time have been in violation of certain covenants under various debt instruments and have been successful in obtaining waivers of such violations. There can be no assurance, however, that such violations will not occur in the future or that the Issuer will be successful in obtaining waivers in respect of any such violations.

ENVIRONMENTAL CONSIDERATIONS

         The Issuer's operations are subject to numerous environmental statutes and regulations, including laws and regulations affecting its products and the materials used in and wastes generated by manufacturing the Issuer's products. In addition, certain of the Issuer's operations are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water of the United States. The Issuer also generates non-hazardous wastes. The Issuer has received notices of noncompliance, from time to time, with respect to its operations, which are typically resolved by correcting the conditions and the payment of minor fines, none of which individually or in the aggregate has had a material adverse effect on the Issuer. However, the Issuer expects that the nature of its operations will continue to make it subject to increasingly stringent environmental regulatory standards. Although the Issuer believes it has made sufficient capital expenditures to maintain compliance with existing laws and regulations, future expenditures may be necessary, as compliance standards and technology change. Unforeseen significant expenditures required to maintain such future compliance, including unforeseen liabilities, could limit expansion or otherwise have a material adverse effect on the Issuer's business and financial condition.

         Since 1989, Morgan has been named as a potentially responsible party ("PRP") with respect to the generation of hazardous materials alleged to have been handled or disposed of at two federal superfund sites in Pennsylvania and one in Kansas. Although a precise estimate of liability cannot currently be made with respect to these sites, the Issuer currently believes that its proportionate share, if any, of the ultimate costs related to any necessary investigation and remedial work at those sites will not have a material adverse effect on the Issuer. To date, Morgan's expenditures related to those sites have not been significant.

         In a memorandum dated January 10, 2002 and written by the Georgia Environmental Protection Division ("EPD"), TAG was notified that it may be a PRP in a Georgia state superfund site. Although a precise estimate of liability cannot currently be made with respect to this site, the Issuer currently believes that its proportionate share, if any, of the ultimate costs related to any necessary investigation and remedial work at this site will not have a material adverse effect on the Issuer.

         On October 4, 2001, the United States Environmental Protection Agency ("USEPA") filed an administrative complaint against TAG. The USEPA claimed that the Issuer failed to timely file certain forms allegedly required pursuant to
Section 313 of the Emergency Planning and Community Right-to-Know Act, and regulations promulgated thereunder. The USEPA originally sought a penalty of $59,000 for issues that arose in 1996. TAG self disclosed issues in other years and has now resolved these claims and the Consent Order and Final Agreement
(CAFO) with USEPA Region V was signed October 24, 2002. The settlement proposed an initial penalty of $161,769, which was reduced to $35,910 by implementing two Supplemental Environmental Projects which were undertaken in connection with the settlement of this enforcement action.

         On January 29, 2003, USEPA notified TAG's Century Fiberglass operations that it had reviewed a self-disclosure regarding failure to file certain forms allegedly required pursuant to Section 313 of the Emergency Planning and Community Right-to-Know Act, and regulations promulgated thereunder. USEPA is proposing a penalty of $139,786. The Issuer is engaged in settlement discussions to resolve these and other potential claims. Although a precise estimate of liability cannot currently be made with respect to the alleged violation, the Issuer currently believes that the ultimate cost of this matter will not have a material adverse effect on the Issuer.

         During a Phase II Environmental Assessment in November 2002 at Poindexter's SWK Holdings, Inc. subsidiary, in preparation for its sale, two areas of potential contamination were identified. As a part of the sale agreement, a Phase III project was undertaken to determine the exact level of contamination and potential remediation, if necessary. The Issuer has entered into a "Voluntary Clean Up Project" with the Texas Commission on Environmental Quality that is expected to be completed by August 2003. Although a precise estimate of liability cannot currently be made with respect to the contamination levels or potential remediation, the Issuer currently believes that the ultimate costs of this matter will not have a material adverse effect on the Issuer.

DEPENDENCE UPON SENIOR MANAGEMENT

         Poindexter is, and Holdings will be, dependent on the personal efforts, relationships and abilities of its senior management team. The loss of services of any of these individuals would have a material adverse effect on the future performance of Poindexter and Holdings. Poindexter and Holdings believe that their success is dependent on their ability to attract and retain qualified employees, and the failure to recruit such other skilled personnel could have a material adverse effect on Poindexter's and Holdings' financial condition and results of operations.

CONTROL BY PRINCIPAL STOCKHOLDERS

         Poindexter will own all of the outstanding common stock of Holdings. As a result, Poindexter will be able to determine the outcome of any matters submitted to stockholders for approval, such as the election of Holdings' directors, any amendment to Holdings' certificate of incorporation, the authorization of additional shares of capital stock and any merger, consolidation, or sale of all or substantially all of the assets of Holdings, and could prevent or cause a change of control of Holdings, all of which may adversely affect Holdings. John B. Poindexter, Poindexter's Chairman and Chief Executive Officer, owns all of Poindexter's outstanding shares of common stock. As a result, he can elect Poindexter's entire board of directors and determine the outcome of Holdings' stockholder votes.

CHANGE OF CONTROL

         Within 30 days of the occurrence of a Change of Control (as defined in "Description of the New Notes -- Covenants -- Change of Control"), the Issuer will be required under the new Indenture to commence an Offer to Purchase all outstanding new Notes. The Revolving Credit Agreement will effectively require the Issuer, prior to making such an Offer to Purchase, to repay any indebtedness outstanding thereunder or obtain the consent of the majority of lenders thereunder. See "Description of the Revolving Credit Agreement." Accordingly, the right of holders of the New Notes to require the Issuer to commence an Offer to Purchase may be of limited practical value if the Issuer cannot obtain the requisite consent or sufficient funding to repay such indebtedness. There can be no assurance that the Issuer will have sufficient funds to purchase the New Notes following a Change of Control. It is anticipated that there will not be sufficient funds generated from operations to effect such purchase and that any necessary funds would have to be derived from refinancing proceeds if and to the extent a refinancing is possible at such time. Failure to offer to purchase the New Notes under such circumstances would constitute an Event of Default under the New Indenture.

                       THE OFFER AND CONSENT SOLICITATION

PURPOSE OF THE OFFER AND CONSENT SOLICITATION

         The purpose of the Offer is to enable Poindexter to extend the maturity date of the Old Notes so it will have more time to improve its financial performance to facilitate a refinancing of the Old Notes and to sell assets to repay the Old Notes. The purpose of the Consent Solicitation and the Proposed Amendments is to eliminate substantially all of the restrictive covenants contained in the Old Indenture.

         The Proposed Amendments are described in more detail under "Proposed Amendments to the Old Indenture" and will be set forth in a Supplemental Indenture. The Proposed Amendments to the Old Indenture will, among other things, eliminate covenants that restrict (i) the incurrence by Poindexter and its Restricted Subsidiaries of indebtedness, (ii) the payment of dividends, the repurchase of stock and the making of certain other payments, (iii) the ability to pledge assets, (iv) the ability to enter into sale and leaseback transactions, (v) transactions with affiliates and (vi) significant acquisitions, mergers or consolidations.

         Poindexter and Holdings expressly reserve the absolute right, in their sole discretion, from time to time, to purchase, or cause any of their subsidiaries to purchase, any Old Notes prior to, on or after the Expiration Date (subject to applicable contractual and legal restrictions, including restrictions contained in the New Indenture), through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise on terms that may or may not differ materially from the terms of the Offer.

GENERAL

         PARTICIPATION IN THE OFFER AND CONSENT SOLICITATION IS VOLUNTARY AND HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT OR CONSENT. NONE OF THE BOARD OF DIRECTORS OF POINDEXTER, POINDEXTER, THE BOARD OF DIRECTORS OF HOLDINGS OR HOLDINGS MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER OR WHETHER TO CONSENT OR REFRAIN FROM CONSENTING IN THE CONSENT SOLICITATION. HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

         Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Old Notes are registered on the books of Poindexter, (ii) any other person who has obtained a properly completed bond power from the registered holder or (iii) any person whose Old Notes are held of record by The Depository Trust Company ("DTC") and who desires to deliver such Old Notes by book-entry transfer at DTC.

         Poindexter and Holdings reserve the right to issue, for up to 60 days following the completion of the Offer, an aggregate principal amount of up to $2,000,000 of New Notes in exchange for Old Notes the Holders of which did not tender in the Offer.

PRINCIPAL TERMS OF THE OFFER AND THE CONSENT SOLICITATION

         Upon the terms and subject to the conditions of the Offer, Poindexter and Holdings are offering to exchange New Notes for all of the aggregate principal amount of outstanding Old Notes at a price of $1,030 aggregate principal amount of New Notes for each $1,000 aggregate principal amount of Old Notes tendered.

         o if at least 95% of the outstanding principal amount of the Old Notes (or such lesser amount as may be agreed to by Poindexter and the tendering holders of Old Notes holding not less than a majority of the Old Notes tendered) is tendered and accepted in the Offer, the New Notes will be issued by Poindexter, or

         o if less than 95% of the outstanding principal amount of the Old Notes (or such lesser amount) is tendered and accepted in the Offer, the New Notes will be issued by Holdings, a newly formed wholly owned subsidiary of Poindexter that will own all of Poindexter's other subsidiaries.

In either case, the New Notes will be fully and unconditionally guaranteed by all of Poindexter's existing subsidiaries, other than Beltrami, which will be merged with and into Morgan promptly after the closing of the Offer. Poindexter currently intends to pay the semi-annual interest payment due on May 15, 2003 in accordance with the terms of the Old Notes. Interest on the New Notes will accrue from May 15, 2003.

         The New Notes are being offered by Poindexter and Holdings pursuant to exemptions from the registration requirements of the Securities Act.

         o If the New Notes are issued by Poindexter, the New Notes will be issued pursuant to an exemption from registration provided by
            Section 3(a)(9) of the Securities Act and will be as freely tradeable by the Holders receiving such New Notes as the Old Notes were by such Holder.

         o If the New Notes are issued by Holdings, the New Notes will be offered pursuant to an exemption from registration provided by
            Section 4(2) of the Securities Act and will be restricted securities and can only be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. ACCORDINGLY, THE OFFER OF NEW NOTES BY HOLDINGS IS BEING MADE ONLY TO "ACCREDITED INVESTORS" (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT). As a result, if the Holder is not an accredited investor and the Holder tenders Old Notes in the Offer, the tender will be considered a valid tender only if the New Notes are to be issued by Poindexter. In connection with the purchase of Old Notes in the Offer, the holders of the New Notes will be granted registration rights under which Holders of a majority in principal amount of the New Notes may require Holdings to prepare and file with the Commission an appropriate registration statement to allow holders of the New Notes to sell their New Notes without restriction. See "Restrictions on Transfer and Registration Rights."

         Upon the terms and subject to the conditions of the Offer, Poindexter and Holdings are soliciting Consents from Holders to the Proposed Amendments. Pursuant to the terms of the Consent and Letter of Transmittal, the completion, execution and delivery thereof by a Holder in connection with the tender of Old Notes will be deemed to constitute the Consent of such tendering Holder to the Proposed Amendments. Holders may not deliver Consents without tendering their corresponding Old Notes in the Offer. There will be no separate payment for Consents.

         Pursuant to the terms of the Old Indenture, the Proposed Amendments require the written consent of the Holders of at least a majority in principal amount of the outstanding Old Notes (the "Requisite Consents"). If the Requisite Consents are received and the Proposed Amendments become operative, all persons who continue to hold Old Notes thereafter will be subject to the provisions of the Old Indenture, as amended by the Supplemental Indenture.

         Upon receipt of the Requisite Consents, even if such receipt occurs prior to the Expiration Date, Poindexter will deliver an officer's certificate to the Trustee certifying the receipt of the Requisite Consents, and Poindexter and the Trustee may execute the Supplemental Indenture, although the Proposed Amendments will not become operative until the Payment Date. The date and time at which Poindexter delivers such officer's certificate to the Trustee is referred to herein as the "Consent Date." IF THE CONSENT DATE OCCURS PRIOR TO THE EXPIRATION DATE, HOLDERS WHO HAVE NOT GIVEN THEIR CONSENT MAY STILL DO SO BY VALIDLY TENDERING THE RELATED OLD NOTES PRIOR TO THE EXPIRATION DATE, BUT TENDERS AND CONSENTS MAY NOT BE REVOKED AFTER THE CONSENT DATE.

         In all cases, except to the extent waived by Poindexter or Holdings, as the case may be, delivery of New Notes in exchange for Old Notes accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Old Notes (or confirmation of book-entry transfer thereof), a properly completed and duly executed consent and letter of transmittal and any other documents required thereby.

         As of the date of this Offering Memorandum/Consent Solicitation Statement, $85,000,000 in aggregate principal amount of Old Notes are outstanding. This Offering Memorandum/Consent Solicitation Statement, together with the Consent and Letter of Transmittal, is being sent to all registered Holders commencing on or about the date of this Offering Memorandum/Consent Solicitation Statement.

         Poindexter or Holdings, as the case may be, will be deemed to have accepted validly tendered Old Notes (or defectively tendered Old Notes with respect to which Poindexter or Holdings, as the case may be, has waived such defect) when, as and if Poindexter or Holdings, as the case may be, has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Old Notes from, and remitting New Notes to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of the New Notes to tendering Holders will be made as promptly as practicable following the Expiration Date.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Consent and Letter of Transmittal, such Old Notes will be returned, without expense, to the tendering Holder thereof (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC, such Old Notes will be credited to an account maintained at DTC designated by the participant therein who so delivered such Original Note), as promptly as practicable after the Expiration Date or after the withdrawal or termination of the Offer.

         Holders of Old Notes will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Offer. Poindexter and Holdings intend to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         Holders who tender Old Notes in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Consent and Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Offer.

         Holders tendering Old Notes held in global form will receive New Notes in global form and holders tendering Old Notes held directly in certificated form will receive New Notes in certificated form, in each case unless otherwise specified in the Consent and Letter of Transmittal.

CONDITIONS OF THE OFFER AND THE CONSENT SOLICITATION

         Notwithstanding any other provision of the Offer, neither Poindexter nor Holdings will be required to accept for purchase, or to pay for, Old Notes tendered and not validly withdrawn prior to the Expiration Date and may terminate, extend or amend the Offer and may, subject to Rule 14e-1 under the Exchange Act, postpone the acceptance for purchase and payment for Old Notes so tendered, whether or not any other Old Notes have theretofore been accepted for purchase pursuant to the Offer, if, on the Expiration Date, any of the following conditions has not been satisfied which may be waived by Poindexter and Holdings, with the consent of the holders of a majority of the outstanding principal amount of the Old Notes:

         o that not less than a majority of the outstanding Old Notes be validly tendered pursuant to the terms of the Offer;

         o that John B. Poindexter and any officer or director of Poindexter or any affiliate, validly tender and not withdraw any Old Notes held by them;

         o  that Poindexter receives the Requisite Consents; and

         o that all Old Notes that Poindexter has purchased through open market transactions in an aggregate principal amount of not less than $15 million are retired.

         In addition, the Offer is subject to the satisfaction, or waiver by Poindexter and Holdings, of the following conditions:

         o that there has been instituted or threatened or is pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer or the Consent Solicitation that is, or is reasonably likely to be, in the sole judgment of Poindexter or Holdings, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Poindexter or Holdings;

         o that there has occurred any material adverse development, in the sole judgment of Poindexter or Holdings, with respect to any action or proceeding concerning Poindexter or Holdings existing on the date hereof;

         o any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction has been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of Poindexter or Holdings, would or might prohibit, prevent, restrict or delay consummation of either the Offer or the Consent Solicitation or that is, or is reasonably likely to be, in the sole judgment of Poindexter or Holdings, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of Poindexter or Holdings;

         o there has occurred or is likely to occur any event affecting the business or financial affairs of Poindexter or Holdings that, in the sole judgment of Poindexter or Holdings, would or might prohibit, prevent, restrict or delay consummation of the Offer or the Consent Solicitation or that will, or is reasonably likely to, materially impair the contemplated benefits to Poindexter or Holdings of the Offer and the Consent Solicitation, or otherwise result in the consummation of the Offer and the Consent Solicitation, not being or not being reasonably likely to be in the best interests of Poindexter or Holdings;

         o the Trustee or the Holders have objected in any respect to, or taken any action that could, in the sole judgment of Poindexter or Holdings, adversely affect the consummation of the Offer or the Consent Solicitation or Poindexter or Holdings' ability to cause the Proposed Amendments to be affected, or has taken any action that challenges the validity or effectiveness of the procedures used by Poindexter or Holdings in soliciting the Consents to the Proposed Amendments (including the form thereof) or in the making of the Offer or the Consent Solicitation or the acceptance of, or payment for, any of the Old Notes or any of the Consents by Poindexter or Holdings; or

         o there has not occurred (a) any general suspension of, or limitation on prices for, or trading in securities in the United States securities or financial markets, (b) any material adverse change in the price of the Old Notes in the United States securities or financial markets, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
            (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the sole judgment of Poindexter or Holdings, might affect, the extension of credit by banks or other lending institutions, (f) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, or (g) in the case of any of the foregoing existing on the date of this Offering Memorandum/Consent Solicitation Statement, a material acceleration or worsening thereof.

         In addition, Poindexter or Holdings will not be required to accept the delivery of Consents delivered pursuant to the Consent Solicitation and may terminate, extend or amend the Consent Solicitation and may postpone the acceptance of Consents so delivered, if either the Supplemental Indenture condition has not been satisfied or Poindexter or Holdings has not accepted for purchase the Old Notes tendered pursuant to the Offer.

         The conditions to the Offer and the Consent Solicitation are for the sole benefit of Poindexter and Holdings and may be asserted by Poindexter or Holdings in their sole discretion regardless of the circumstances giving rise to such conditions or may be waived by Poindexter or Holdings, in whole or in part, in their sole discretion. Any determination by Poindexter or Holdings concerning the events described in this section will be final and binding upon all persons.

EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION

         The Expiration Date of the Offer and Consent Solicitation is May 14, 2003 at 12:00 midnight, New York City time. Poindexter and Holdings may extend the Offer and Consent Solicitation in their sole discretion. If Poindexter and Holdings extend the Offer and Consent Solicitation, the Expiration Date will be the latest date and time to which the Offer and Consent Solicitation is extended. Poindexter and Holdings will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Offer and Consent Solicitation, all Old Notes previously tendered and not accepted for exchange will remain subject to the Offer and, subject to the terms and conditions of the Offer, may be accepted for exchange by Poindexter or Holdings, and Consents delivered to the Exchange Agent (by valid tender of Old Notes) will remain effective, unless validly revoked by valid withdrawal of the Old Notes prior to the Consent Date.

         Poindexter and Holdings expressly reserve the right, in their sole and absolute discretion:

         o  to delay accepting any Old Notes;

         o  to extend the Offer and Consent Solicitation;

         o if any of the conditions under "--Conditions of the Offer and the Consent Solicitation" have not been satisfied, to terminate the Offer and Consent Solicitation; and

         o to waive any condition or otherwise amend the terms of the Offer and Consent Solicitation in any manner.

         The valid withdrawal of a Holder's tender of Old Notes prior to the Consent Date will constitute the concurrent valid revocation of such Holder's Consent with respect to such Old Notes. See "--Withdrawal of Tenders; Revocation of Consents" below.

         If the Offer and Consent Solicitation is amended in a manner Poindexter or Holdings deems to constitute a material change, Poindexter and Holdings will promptly disclose the amendment by means of an Offering Memorandum/Consent Solicitation Statement supplement that will be distributed to the registered holders of the Old Notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the Exchange Agent. Poindexter and Holdings will also make a public announcement of the event. Without limiting the manner in which Poindexter and Holdings may choose to make any public announcement and subject to applicable law, Poindexter and Holdings have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.

ACCEPTANCE OF OLD NOTES FOR PURCHASE; DELIVERY OF NEW NOTES

         Upon satisfaction or waiver of all the conditions to the Offer, Poindexter or Holdings, as the case may be, will accept Old Notes that are properly tendered in the Offer prior to 12:00 midnight, New York City time, on the Expiration Date. The New Notes will be delivered promptly after acceptance of the Old Notes. For purposes of the Offer, Poindexter or Holdings, as the case may be, will be deemed to have accepted validly tendered Old Notes when, as and if it has given notice to the Exchange Agent.

PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

         The tender of a Holder's Old Notes (and delivery of Consents with respect thereto) and Poindexter's or Holdings' acceptance of Old Notes will constitute a binding agreement between the tendering Holder and Poindexter or Holdings, as the case may be, upon the terms and conditions of this Offering Memorandum/Consent Solicitation Statement and the Consent and Letter of Transmittal. Unless a Holder tenders Old Notes and delivers Consents according to the guaranteed delivery procedures or the book-entry procedures described below, the Holder must transmit the Old Notes, together with a properly completed and executed Consent and Letter of Transmittal and all other documents required by the Consent and Letter of Transmittal, to the Exchange Agent at its address before

12:00 midnight, New York City time, on the Expiration Date. The method of delivery of Old Notes, the Consent and Letter of Transmittal and all other required documents is at the election and risk of the tendering Holder. If delivery is by mail, Poindexter and Holdings recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, Poindexter and Holdings recommend that each Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

         Any beneficial owner of the Old Notes whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Offer (and thereby deliver Consents with respect thereto) should contact that registered Holder promptly and instruct that registered Holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the Consent and Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

         Any financial institution that is a participant in the Book-Entry Transfer Facility system of DTC may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. To be timely, book-entry delivery of Old Notes requires receipt of a confirmation of a book-entry transfer before the Expiration Date. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Consent and Letter of Transmittal (or facsimile), properly completed and executed, with any required signature guarantees and any other required documents or an Agent's Message (as described below), must in any case be delivered to and received by the Exchange Agent at its address on or before the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DTC HAS CONFIRMED THAT THE OFFER IS ELIGIBLE FOR DTC'S AUTOMATED TENDER OFFER PROGRAM. ACCORDINGLY, PARTICIPANTS IN DTC'S AUTOMATED TENDER OFFER PROGRAM MAY, INSTEAD OF PHYSICALLY COMPLETING AND SIGNING THE APPLICABLE CONSENT AND LETTER OF TRANSMITTAL AND DELIVERING IT TO THE EXCHANGE AGENT, ELECTRONICALLY TRANSMIT THEIR ACCEPTANCE OF THE OFFER BY CAUSING DTC TO TRANSFER OLD NOTES TO THE EXCHANGE AGENT IN ACCORDANCE WITH DTC'S AUTOMATED TENDER OFFER PROGRAM PROCEDURES FOR TRANSFER. DTC WILL THEN SEND AN AGENT'S MESSAGE TO THE EXCHANGE AGENT.

         The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering Old Notes that are the subject of such book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable Consent and Letter of Transmittal or, in the case of an Agent's Message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery; and that Poindexter or Holdings, as the case may be, may enforce such agreement against that participant.

         Each signature on a Consent and Letter of Transmittal or a notice of withdrawal must be guaranteed unless the Old Notes are tendered:

         o by a registered Holder who has not completed the box entitled "Special Delivery Instructions"; or

         o  for the account of an eligible institution (as described below).

         If a signature on a Consent and Letter of Transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion Signature Guarantor"). If the Consent and Letter of Transmittal is signed by a person other than the registered Holder of the Old Notes, the Old Notes surrendered for exchange must be endorsed by the registered Holder, with the signature guaranteed by a Medallion Signature Guarantor. If any Consent and Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Consent and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing.

Such person must submit to Poindexter or Holdings, as the case may be, evidence satisfactory, in Poindexter's or Holdings' sole discretion, of his or her authority to so act unless Poindexter or Holdings, as the case may be, waives such requirement. In the event such procedures are followed by a beneficial owner tendering Old Notes, the registered Holder or Holders of such Old Notes must sign a valid irrevocable proxy that authorizes such person (or person's legal representative or attorney-in-fact) to vote such Old Notes on behalf of such registered Holder(s), as Old Notes may not be tendered without also consenting to the Proposed Amendments to the Old Indenture, and only registered Holders of Old Notes are entitled to deliver Consents.

         As used in this Offering Memorandum/Consent Solicitation Statement with respect to the Old Notes, a "registered Holder" is any person in whose name the Old Notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act.

         Poindexter or Holdings, as the case may be, will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange. Poindexter's or Holdings' determination will be final and binding. Poindexter or Holdings, as the case may be, reserves the absolute right to reject Old Notes not properly tendered and to reject any Old Notes if acceptance might, in its judgment or its counsel's judgment, be unlawful. Poindexter and Holdings also reserves the absolute right to waive any defects or irregularities or conditions of the Offer as to particular Old Notes at any time, including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Offer.

         Poindexter's and Holdings' interpretation of the terms and conditions of the Offer, including the Consent and Letter of Transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as Poindexter and Holdings determines. None of Poindexter, Holdings nor the Exchange Agent is under any duty to give notification of defects in such tenders nor will Poindexter, Holdings or the Exchange Agent incur any liability for failure to give such notification. The Exchange Agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but will not incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

PRIVATE PLACEMENT

         The New Notes have not been registered under the Securities Act or any applicable state securities laws and are being issued in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. If Holdings is the Issuer, the New Notes will be "restricted securities" and may not be resold unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available. See "Restrictions on Transfer and Registration Rights." By tendering, a holder of Old Notes will be deemed to make the representation set forth under "Restrictions on Transfer and Registration Rights." In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Consent and Letter of Transmittal.

         Although this Offering Memorandum/Consent Solicitation Statement may be submitted to holders of Old Notes that are non-accredited investors, the Holdings will only accept tenders of Old Notes in the Exchange from up to 35 such non-accredited investors. Holdings also reserves the right not to accept tenders of Old Notes from any non-accredited investor, in its sole discretion. If Holdings accepts tenders of Old Notes in the Exchange Offer from non-accredited investors, Holdings will accept tenders from the 35 non-accredited investors holding in aggregate principal amount at maturity, the largest amount of Old Notes.

         Holdings reserves the right, in its sole discretion, not to accept Old Notes tendered or to issue securities to any holder if doing so could affect the availability of a private placement exemption under, or result in a violation of, applicable federal or state securities laws.

WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS

         Tenders of Old Notes may be validly withdrawn at any time until the Consent Date. If tenders of Old Notes are withdrawn, such withdrawal will constitute revocation of the corresponding Consents. However, tenders of Old Notes and Consents may not be revoked after the Consent Date; provided, that if Poindexter and Holdings reduce either (a) the principal amount of Old Notes subject to the Offer pursuant to which such notes were tendered or (b) the consideration to less than that offered at the time the Holder tendered such Old Notes, previously tendered Old Notes may be withdrawn and the corresponding Consents thereby revoked until the expiration of ten business days after the date that notice of any such reduction is first published, given or sent to Holders in respect of the Offer by Poindexter and Holdings. Tenders of any Old Notes will be automatically withdrawn if the Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided herein. Any attempted withdrawal of Old Notes after the Consent Date will not affect the tenders of Old Notes, the Consents or the effectiveness of the Proposed Amendments to the Old Indenture, although the Proposed Amendments will not become operative until the closing date of the Offer. In the event of termination of the Offer, the Old Notes tendered pursuant to such Offer will be returned to the tendering Holder promptly.

         Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal delivered by mail, hand delivery or facsimile transmission, which notice must be received by the Exchange Agent at its address set forth in this Offering Memorandum/Consent Solicitation Statement prior to the Consent Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the Old Notes to be withdrawn, the name in which the Old Notes are registered (or, if tendered by book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such notes), if different from that of the depositor, and the principal amount of Old Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such notes) to the Exchange Agent, the name of the Holder and the certificate number or numbers relating to such withdrawn Old Notes must also be furnished to the Exchange Agent prior to the physical release of the certificates for the withdrawn Old Notes (or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Old Notes). The notice of withdrawal must be signed by the Holder in the same manner as the Consent and Letter of Transmittal (including, in any case, any required signature guarantees), or be accompanied by evidence satisfactory to Poindexter and Holdings that the person withdrawing the tender has succeeded to the beneficial ownership of such Old Notes. Withdrawals of tendered Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, validly withdrawn Old Notes may be retendered (and Consents with respect thereto redelivered) by following the procedures therefor described elsewhere in this Offering Memorandum/Consent Solicitation Statement at any time prior to the Expiration Date.

         A HOLDER OF OLD NOTES MAY NOT VALIDLY REVOKE A CONSENT UNLESS SUCH HOLDER VALIDLY WITHDRAWS SUCH HOLDER'S PREVIOUSLY TENDERED OLD NOTES. THE VALID WITHDRAWAL OF A HOLDER'S OLD NOTES PRIOR TO THE CONSENT DATE WILL CONSTITUTE THE CONCURRENT VALID REVOCATION OF SUCH HOLDER'S CONSENT. ANY ATTEMPTED WITHDRAWAL OF PREVIOUSLY TENDERED OLD NOTES AFTER THE CONSENT DATE OR OTHERWISE THAN IN ACCORDANCE WITH THE PROVISIONS DESCRIBED ABOVE WILL NOT CONSTITUTE A VALID WITHDRAWAL OF SUCH TENDER OR REVOCATION OF SUCH HOLDER'S CONSENT.

         All questions as to the form and validity (including time of receipt) of any delivery or revocation of a tender will be determined by Poindexter and Holdings, in their sole discretion, which determination will be final and binding. None of Poindexter, Holdings, the Exchange Agent, the trustee or any other person will be under any duty to give notification of any defect or irregularity in any delivery or revocation of a tender or incur any liability for failure to give any such notification.

         If Poindexter or Holdings, as the case may be, is delayed in its acceptance for exchange of, or payment for, any Old Notes or is unable to accept for exchange Old Notes pursuant to the Offer for any reason, then, without prejudice to Poindexter's and Holdings' rights hereunder, tendered Old Notes may be retained by the Exchange Agent on behalf of Poindexter or Holdings, as the case may be, and may not be withdrawn (subject to Rule 14e-1 of the Exchange Act, which requires that an offeror pay the consideration offered or return the Old Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of a tender offer), except as otherwise provided in this section.

         There are no appraisal or other similar rights available to the Holders or beneficial owners of Old Notes in connection with the Offer or the Consent Solicitation.

GUARANTEED DELIVERY PROCEDURES

         If a Holder wishes to tender Old Notes and:

         o  the Old Notes are not immediately available;

         o the Holder is unable to deliver the Old Notes on time or is unable to deliver any other document that is required to be delivered to the Exchange Agent on time; or

         o the Holder cannot complete the procedures for delivery by book-entry transfer on time;

the Holder may tender Old Notes according to the guaranteed delivery procedures described in the Consent and Letter of Transmittal. Those procedures require that:

         o tender must be made by or through an eligible institution and a Notice of Guaranteed Delivery must be signed by the holder;

         o on or before the Expiration Date, the Exchange Agent must receive from the Holder and the eligible institution a properly completed and executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes and the principal amount of tendered Old Notes; and

         o properly completed and executed documents required by the Consent and Letter of Transmittal and the tendered Old Notes in proper form for transfer or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC must be received by the Exchange Agent within four business days after the Expiration Date of the Offer.

         Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Consent and Letter of Transmittal relating to such Old Notes before 12:00 midnight, New York City time, on the Expiration Date.

EXCHANGE AGENT; ASSISTANCE

         The Bank of New York is the Exchange Agent. All tendered Old Notes, executed Consents and Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance relating to the Offering Memorandum/Consent Solicitation Statement, the Consent and Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                           Delivery To Exchange Agent:

                              The Bank of New York

           By Hand, Registered or Certified Mail or Overnight Courier:

                              The Bank of New York
                           Corporate Trust Operations
                               Reorganization Unit
                           101 Barclay Street -7 East
                              New York, N.Y. 10286
                         Attention: Mr. Bernard Arsenec

                                  By Facsimile:

                                 (212) 298-1915

                         Attention: Mr. Bernard Arsenec
                      Confirm by Telephone: (212) 815-5098

         If the holder of Old Notes delivers the Consent and Letter of Transmittal to an address other than any address indicated above or transmit instructions via facsimile to other than any facsimile number indicated, then the delivery or transmission will not constitute a valid delivery of the Consent and Letter of Transmittal.

INFORMATION AGENT

         Poindexter has retained MacKenzie Partners, Inc. to act as Information Agent in connection with the Offer. The Information Agent will solicit Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses.

         Requests for additional copies of this Offering Memorandum/Consent Solicitation Statement, the Consent and Letter of Transmittal and other related documents may be directed to the Information Agent at the below-listed address and telephone number.


                         [MACKENZIE PARTNERS, INC. LOGO]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          Call Toll-Free (800) 322-2885

                       Email: proxy@mackenziepartners.com

FEES AND EXPENSES

         Neither Poindexter nor Holdings will make any payment to brokers, dealers, or others soliciting acceptances of the Offer. The cash expenses to be incurred in connection with the Offer will be paid by Poindexter and Holdings. The expenses are estimated to be in the aggregate, approximately $250,000.

ACCOUNTING TREATMENT

         Neither Poindexter nor Holdings will recognize any gain or loss for accounting purposes upon the consummation of the Offer. Either Poindexter or Holdings, as the case may be, will recognize the expense of the offering in the period in which the offering is effective. The additional principal amount of the New Notes will be recognized as interest expense over the term of the New Notes under generally accepted accounting principles.

TRANSFER TAXES

         Holders who tender their Old Notes for exchange will not be obligated to pay any related transfer taxes, except that Holders who instruct Poindexter or Holdings to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

         See "Risk Factors-Risks for Holders Not Tendering in the Offer" and "Risk Factors-Risks for Holders Tendering in the Offer."

                    PROPOSED AMENDMENTS TO THE OLD INDENTURE

         Set forth below is a brief description of the Proposed Amendments to the Old Indenture for which Consents are being sought pursuant to the Consent Solicitation. The following statements relating to the Proposed Amendments are summaries which do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture setting forth the Proposed Amendments, which is available upon request. Although the Supplemental Indenture will become effective upon execution by Poindexter and the Trustee, the Proposed Amendments will not become operative until the Exchange Date.

GENERAL

         The Supplemental Indenture provides, in general, that the Proposed Amendments will become operative from and after the Exchange Date and that after such date the Old Indenture will be amended to, among other things, eliminate substantially all of the restrictive covenants contained in the Old Indenture and to permit Poindexter to redesignate all of its subsidiaries as "Unrestricted Subsidiaries" (as defined in the Old Indenture). Pursuant to Section 1304 of the Old Indenture, upon redesignation, such subsidiaries will cease to be guarantors of the Old Notes and will be released from their obligations under their guarantees of the Old Notes. The Issuer, after the consummation of the Offer, will become subject to covenants under the Supplemental Indenture, certain of which covenants relate to similar subject matters as the covenants eliminated pursuant to the Proposed Amendments. However, holders of the Old Notes will not be entitled to rely on the benefits or continued existence of the covenants contained in such other indenture.

         Holders who tender Old Notes pursuant to the Offer will be deemed to have consented to the Proposed Amendments. The tender of Old Notes pursuant to the Consent and Letter of Transmittal will be deemed to constitute a Consent of such tendering Holder for the Proposed Amendments. A defective tender of Old Notes (which defect is not waived by Poindexter) will not constitute a valid Consent to the Proposed Amendments and will not be counted for purposes of determining whether Requisite Consents have been obtained therefor. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Poindexter may determine. None of Poindexter, the Depositary, the Trustee or any other person will be under any duty to give notification of defects or irregularities in such tenders or will incur liabilities for failure to give such notification.

         Pursuant to the terms of the Old Indenture, the Proposed Amendments require the written consent of the Holders of a majority in principal amount of the outstanding Notes. The Old Indenture provides that the consent of Holders to the substance of the Proposed Amendments is sufficient and it is not necessary for Holders to approve the particular form of the Proposed Amendments.

         Upon the effectiveness of the Proposed Amendments, Poindexter intends to redesignate each of its subsidiaries as an "Unrestricted Subsidiary" under the Old Indenture. Such redesignation will result in the termination of the guarantees, in accordance with their terms, by such subsidiaries of the Old Notes.


PROPOSED AMENDMENTS

The Proposed Amendments would:

         o delete Section 1008 of the Old Indenture, captioned "Limitation on Consolidated Debt," so that Poindexter and its subsidiaries may issue indebtedness and Poindexter's subsidiaries may guarantee indebtedness of Poindexter without restriction under the Old Indenture;

         o delete Section 1009 of the Old Indenture, captioned "Limitation on Restricted Subsidiary Debt and Preferred Stock," so that Poindexter's subsidiaries may issue indebtedness and guarantee indebtedness without restriction under the Old Indenture;

         o delete Section 1010 of the Old Indenture, captioned "Limitation on Restricted Payments," so that Poindexter and its subsidiaries may declare and pay dividends, make distributions, repurchase or redeem stock, voluntarily prepay subordinated indebtedness and make "Restricted Investments" without restriction under the Old Indenture;

         o delete Section 1011 of the Old Indenture, captioned "Limitations Concerning Distributions and Transfers by Restricted Subsidiaries," so that Poindexter and its subsidiaries may encumber or restrict their ability to pay dividends or distributions, make loans or advances to Poindexter, or transfer assets to Poindexter without limitation under the Old Indenture;

         o delete Section 1012 of the Old Indenture, captioned "Limitation on Liens," so that Poindexter and its subsidiaries may create liens on their assets without limitation under the Old Indenture;

         o delete Section 1013 of the Old Indenture, captioned "Limitation on Sale and Leaseback Transactions," so that Poindexter and its subsidiaries may enter into sale and leaseback transactions;

         o delete Section 1014 of the Old Indenture, captioned "Limitation on Transactions with Affiliates and Related Persons," so that Poindexter and its subsidiaries may engage in transactions with Poindexter or its affiliates without restriction under the Old Indenture;

         o delete Section 1015 of the Old Indenture, captioned "Limitation on Certain Asset Dispositions," so that Poindexter and its subsidiaries may dispose of assets without restriction under the Old Indenture;

         o delete Section 1016 of the Old Indenture, captioned "Limitation on Issuance and Sales of Capital Stock of Subsidiaries," so that Poindexter's subsidiaries may issue and sell capital stock to third parties without restriction under the Old Indenture;

         o delete Section 1017 of the Old Indenture, captioned "Change of Control," so that a change of control of Poindexter would not require Poindexter to make an offer to purchase the Old Notes;

         o delete Section 1018 of the Old Indenture, captioned "Provision of Financial Information," so that Poindexter would no longer be required to file reports with the Commission;

         o delete Section 801 of the Old Indenture, captioned "Mergers, Consolidations and Certain Sales and Purchases of Assets by Poindexter," so that Poindexter may consolidate or merge with, or sell its assets to any other person without limitation under the Old Indenture;

         o amend the definition of "Unrestricted Subsidiary" to permit Poindexter to redesignate all of its subsidiaries as Unrestricted Subsidiaries without satisfying any conditions; and

         o amend the definitions and sections of the Old Indenture as will effectuate the Proposed Amendments set forth above.

     Poindexter is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY


         Poindexter has entered into a revolving credit facility with Congress Financial Corporation, pursuant to a loan and security agreement, dated June 28, 1996, as amended. The revolving credit facility was renewed on March 26, 2003, and it automatically renews each year, subject to cancellation by either party not less than 60 days prior March 30 of that year. The loan agreement allows Poindexter to borrow funds and provides for the guarantee of letters of credit and certain foreign exchange contracts, issued by Poindexter's banks, up to the lesser of $40,000,000, reduced from $58,000,000 effective March 31, 2003, or an amount based on advance rates applied to the total amounts of eligible accounts receivable and inventories of Poindexter's subsidiaries. The advance rates are 85% for receivables with the exception of TAG for which the receivable advance rate is 80% and 60% for inventory excluding work in process. The Agreement provides for borrowing at variable rates of interest, based on either LIBOR (London Interbank Offered Rate, 1.92% at December 31, 2002) plus a margin of 2% or U.S. prime rate (4.25% at December 31, 2002). Interest is payable monthly, including a fee of one-half of one percent on a portion of unused borrowing availability. Poindexter's subsidiaries, with the exception of Beltrami and Acero-Tec S.A. de C.V., are guarantors of the revolving credit facility, and inventory and receivables are pledged under the agreement. At December 31, 2002, Poindexter had total borrowings of $15,866,000 and letters of credit of $4,080,000 outstanding pursuant to the agreement. At December 31, 2002, Poindexter's unused available borrowing under the revolving credit facility totaled approximately $10,366,000 based on eligible accounts receivable and inventories.

         The agreement contains provisions allowing the lender to accelerate debt repayment upon the occurrence of an event the lender determines to represent a material adverse change. Balances outstanding under the agreement are classified as current liabilities. The agreement also contains restrictive covenants, which, among other things, restrict the ability of Poindexter to dispose of assets, incur debt and restrict certain corporate activities. At December 31, 2002, Poindexter was in compliance with all covenants of the agreement. Poindexter has in the past been required to obtain waivers of certain covenants of the agreement.

                          DESCRIPTION OF THE NEW NOTES

         The New Notes are to be issued under an indenture, to be dated as of May 15, 2003 (the "New Indenture"), among the Issuer, the Subsidiary Guarantors and a financial institution, as trustee (the "Trustee"). The New Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements under this caption relating to the New Notes, the Subsidiary Guarantees and the New Indenture are summaries and do not purport to be complete, and where reference is made to particular provisions of the New Indenture, such provisions, including the definition of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. Unless otherwise indicated, references under this caption to sections, "Section " or articles are references to sections and articles of the New Indenture. A copy of the New Indenture substantially in the form in which it is to be executed is available from the Issuer and the Information Agent.

GENERAL

         The New Notes will be direct obligations of the Issuer limited in principal amount to $87.55 million and will mature on May 23, 2007. The New Notes will rank senior in right of payment to all Subordinated Debt of the Issuer, and pari passu in right of payment with all senior borrowings, including obligations under the Issuer's revolving credit facility. However, the New Notes will be effectively subordinated to the Issuer's obligations under the revolving credit facility to the extent of the value of the assets securing such obligations. See "Description of Revolving Credit Facility." While the Issuer's unsecured and unsubordinated indebtedness will rank pari passu with the New Notes in right of payment, the holders of the New Notes may, to the exclusion of unsecured creditors, seek recourse against the pledged assets as security for the New Notes until amounts owed under the New Notes are satisfied in full. The New Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees. See "--Certain Definitions--Subsidiary Guarantees."

         The operations of the Issuer are and will be conducted through its subsidiaries and therefore, the Issuer is dependent on the cash flow of its subsidiaries to meet its obligations, including its obligations under the New Notes. The revolving credit facility will place certain restrictions on the ability of the Issuer's subsidiaries to advance funds to the Issuer. See "Description of Revolving Credit Facility." In addition, future agreements that may be entered into by Subsidiary Guarantors may contain comparable restrictions.

         The New Notes will bear interest at the rate set forth in the following paragraph from May 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2003, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The New Notes will initially bear interest at 12.50% per year. If, on May 15, 2005, the Issuer has not retired (either through tender offers or redemptions) at least an aggregate of $7.5 million of the New Notes since May 15, 2003, the interest rate on the New Notes will increase by 200 basis points (i.e., 2.0%) until the interest payment date immediately succeeding the date on which the Issuer has repaid at least $7.5 million of New Notes. If on May 15, 2006, the Issuer has not retired (either through tender offers or redemptions) at least an aggregate of $15 million of the New Notes since May 15, 2003, the interest rate on the New Notes will increase by an additional 250 basis points (i.e., 2.5%) from the interest rate then in effect until the interest payment date immediately succeeding the date on which the Issuer has repaid at least $15.0 million of New Notes. (Sections 301, 307 and 310)

         Interest will be payable in cash, provided that, at the option of the Issuer, it may pay up to half of the interest payable on any three of the first five interest payments (i.e., November 15, 2003, May 15 and November 15, 2004 and May 15 and November 15, 2005) in additional New Notes (the "PIK Notes") with a principal amount equal to 112.5% of the amount of cash that would have otherwise been payable. PIK Notes will be issued in denominations of $100 principal amount and integral multiples of $100. The amount of PIK Notes issued will be rounded down to the nearest $100 with any fractional amount paid in cash. At the option of the Issuer, principal of


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and premium, if any, and interest on the New Notes will be payable at the corporate trust office of the Trustee or by check mailed to the address of the Person entitled thereto as it appears in the Note Register. (Sections 301, 305 and 1002)

         The New Notes will be issued only in fully registered form, without coupons, in denominations of $100 and any integral multiple thereof. (Section
302) No service charge will be made for any registration of transfer or exchange of New Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
305)

         Initially, the Trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar. (Section 305)

SECURITY

         The New Notes will be secured by a lien pursuant to certain security agreements and pledge agreements, as amended from time to time (collectively, the "Security Documents") between the Issuer or certain of its Restricted Subsidiaries and The Bank of New York, as collateral agent.

         The New Notes will be secured by a first priority security interest in substantially all of the assets currently owned by the Issuer and any of its subsidiaries, except that a security interest in the Issuer's assets securing the revolving credit facility (which include the Issuer's receivables, inventory, cash and cash equivalents and contract rights and other general intangibles) will be subject to the approval of the lender under the Revolving Credit Facility, including without limitation, and subject to the liens permitted by the Security Documents:

         o a pledge of the capital stock of all of the Issuer's subsidiaries, other than Morgan;

         o a mortgage or leasehold mortgage on all of the Issuer's real property, including all additions and improvements and component parts related thereto;

         o a security interest in all existing furniture, fixtures and equipment owned or leased by the Issuer;

         o a security interest in all general intangibles and other personal property not securing the Revolving Credit Facility; and

         o a collateral assignment of certain contracts not securing the Revolving Credit Facility (collectively, the "Collateral").

         The Security Documents generally provide that liens will be automatically released if the assets subject to such lien are transferred or otherwise disposed of in compliance with the provisions of the New Indenture. The New Indenture specifically provides that liens will be automatically released from assets that are the subject of an Asset Disposition described under "--Covenants--Limitation on Certain Asset Dispositions."

         If an Event of Default occurs, the Trustee may, in addition to any rights and remedies available to it under the New Indenture and the Security Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

REDEMPTION

         The New Notes will be subject to redemption, at the option of the Issuer, in whole or in part, at any time prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of New Notes to be redeemed at his address appearing in the Note Register, in amounts of $100 or an integral multiple of $100 at 100% of the principal amount thereof plus interest accrued to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).


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         If less than all of the New Notes are to be redeemed, the Trustee will select, in such manner as it may deem fair and appropriate, the particular New Notes to be redeemed or any portion thereof that is an integral multiple of $100. (Sections 203, 1101, 1105 and 1107)

         The New Notes will not have the benefit of any sinking fund obligation.

COVENANTS

         The New Indenture contains, among others, the following covenants:

         Limitation on Consolidated Debt and Preferred Stock

         The Issuer may not, nor may it permit any Restricted Subsidiary to, Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the net proceeds thereof, (i) no Default or Event of Default has occurred or be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Issuer and its Restricted Subsidiaries for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been Incurred at the beginning of such four full fiscal quarters, would be greater than 2.00 to l; provided that the proceeds of any such Incurrence of Debt may only be used for capital expenditures (including Capital Leases). In addition, the Issuer may not issue any Preferred Stock that
(i) requires that dividends be paid or distribution be made in respect of such Preferred Stock or to the holders thereof (other than dividends or distributions payable solely in (a) shares of Capital Stock (other than Disqualified Stock) or
(b) in options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock)) or (ii) would constitute Disqualified Stock.

         Notwithstanding the foregoing limitation, the Issuer may, and may permit any Restricted Subsidiary to, Incur the following ("Permitted Debt"): (i) Debt under the Revolving Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $45 million, less the aggregate amount then outstanding and available under any revolving credit agreement or similar arrangement of a Subsidiary Guarantor permitted under clause (i) under "--Limitation on Restricted Subsidiary Debt and Preferred Stock"; (ii) Debt owed by the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer (so long as such Debt either is held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer or, in the case of Debt represented by an Intra-Issuer Note, payable to the Issuer and pledged to secure Debt under the Revolving Credit Agreement); provided, however, that upon either (x) the transfer or other disposition by such Wholly Owned Restricted Subsidiary of the Issuer of any such Debt to a Person other than the Issuer or another Wholly Owned Restricted Subsidiary of the Issuer or (y) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Issuer or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (ii) will no longer be applicable to such Debt and such Debt will be deemed to have been Incurred at the time of such transfer or other disposition; (iii) Debt the proceeds of which are used solely to refinance the New Notes or any other Debt outstanding on the date of the New Indenture, or to refinance Debt incurred subsequent to the date of the New Indenture (other than in reliance on clauses
(i), (ii), (iv), (v), (vi), (vii) or (viii) of this paragraph), in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Issuer incurred in connection with such refinancing; provided, however, that (A) in the case of any refinancing of Debt which is pari passu with the New Notes, such refinancing Debt is Subordinated Debt or is made pari passu in right of payment to the New Notes, (B) in the case of any refinancing of Debt that is Subordinated Debt, such refinancing Debt is subordinated at least to the same extent as the Debt being refinanced, and (C) in all cases such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced; (iv) obligations in respect of industrial revenue bonds, pollution control bonds or other similar tax-exempt instruments financing facilities or operations of the Issuer or any of its Restricted Subsidiaries; (v) interest rate swaps, caps, collars and similar arrangements hedging Debt permitted under the New Indenture and having a notional amount not to exceed the principal amount of the Debt being hedged;
(vi) any PIK Notes and (vii) until the date 60 days after the issue date of the New Notes, an aggregate of up to $2,000,000 of New Notes in exchange for Old Notes the Holders of which did not tender in the Offer. (Section 1008)


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
         Limitation on Restricted Subsidiary Debt and Preferred Stock

         The Issuer may not permit any Restricted Subsidiary of the Issuer to Incur any Debt or Preferred Stock except: (i) Debt of a Subsidiary Guarantor under a revolving credit agreement or similar arrangement, provided that the aggregate amount outstanding and available under all such agreements and arrangements, together with the aggregate amount outstanding and available under the Revolving Credit Agreement, does not exceed $45 million; (ii) the Subsidiary Guarantees; (iii) the guarantees by the Subsidiary Guarantors of the Issuer's obligations under the Revolving Credit Agreement; (iv) any Guarantee by a Subsidiary Guarantor of Debt of the Issuer permitted to be Incurred under this New Indenture, provided that such Guarantee is by its terms pari passu or subordinated in right of payment of any amounts payable thereunder to the Subsidiary Guarantee of such Subsidiary Guarantor, and provided further that if such Debt is by its terms subordinated in right of payment of any amounts payable thereunder to the New Notes, that such Guarantee is by its terms subordinated in right of payment of any amounts payable thereunder to the Subsidiary Guarantee of such Subsidiary Guarantor to substantially the same extent; (v) other Debt or Preferred Stock outstanding on the date of the New Indenture after giving effect to the application of the proceeds from the New Notes; (vi) Debt or Preferred Stock issued to and held or owned by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer (but only so long as held or owned by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer or, in the case of Debt represented by an Intra-Company Note, payable to the Issuer and pledged to secure Debt under the Revolving Credit Agreement); (vii) Debt or Preferred Stock Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Issuer, (B) such Person merges into or consolidates with a Restricted Subsidiary of the Issuer or (C) another Restricted Subsidiary of the Issuer merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Issuer), provided that in any such case in this clause (vii) such Debt or Preferred Stock was not Incurred in anticipation of such transaction, and provided further that such Debt is Permitted Debt; (viii) Debt Incurred pursuant to clause (v) under "--Limitation on Consolidated Debt and Preferred Stock"; and (ix) Debt or Preferred Stock the proceeds of which are used solely to refinance any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (v), (vii) and
(viii) hereof, in an aggregate principal amount not to exceed the principal amount of the Debt, or the liquidation preference of the Preferred Stock, so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock refinanced or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Issuer or the Restricted Subsidiary incurred in connection with such refinancing, provided that such refinancing Debt or Preferred Stock does not have an Average Life less than the Average Life of the Debt or Preferred Stock being refinanced. (Section
1009)

         Limitation on Restricted Payments

         The Issuer (i) may not, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of any class of its Capital Stock or to the holders thereof, but excluding any dividends or distributions payable solely (a) in shares of its Capital Stock (other than Disqualified Stock) or (b) in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), (ii) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value any Capital Stock of the Issuer or any Related Person of the Issuer or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Issuer or any Related Person of the Issuer, (iii) may not make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Guarantee of any obligation of, any Affiliate or any Related Person of the Issuer, other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer which is a Wholly Owned Restricted Subsidiary prior to such Investment, and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Debt of the Issuer (each of clauses (i) through (iv) being a "Restricted Payment"), if: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, has occurred and be continuing; and
(2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the New Indenture exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Issuer and its Restricted Subsidiaries (or, if Consolidated Net Income of the Issuer and its Restricted Subsidiaries is negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the date of the New Indenture and ended as of the Issuer's most recently ended fiscal quarter at the time of such Restricted Payment,


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plus (b) 100% of the aggregate net proceeds after the date of the New Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors and evidenced by a Board resolution), from capital contributions (of cash or other property) to the Issuer and from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Issuer and options, warrants or other rights to acquire Capital Stock (other than Disqualified
Stock) of the Issuer (other than, in each case, to a Restricted Subsidiary) and the principal amount of and accrued interest on Debt of the Issuer that has been converted into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Issuer after the date of the New Indenture, plus
(c) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the greater of the fair market value (as determined by the Board of Directors in good faith) and book value of such Unrestricted Subsidiary as of the date it is redesignated as a Restricted Subsidiary. (Section 1010)

         Notwithstanding the foregoing, the Issuer may

         o pay any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provisions;

         o if the Issuer is not Poindexter, make distributions, loans or advances in an amount not to exceed the amounts of normal operating expenses of, and corporate overhead expenses payable by, Poindexter;

         o if the Issuer is not Poindexter, pay cash dividends to Poindexter in the amounts and at the times of any payment by Poindexter in respect of taxes, provided that (x) the amount of cash dividends paid pursuant to this clause to enable Poindexter to pay federal and state income taxes at any time does not exceed the lesser of (A) the amount of such federal and state income taxes owing by Poindexter at such time for the respective period and (B) the amount of such federal and state income taxes that would be owing by the Issuer and its Subsidiaries on a consolidated basis for such period if determined without regard to Poindexter's ownership of the Issuer and (y) any refunds will promptly be returned by Poindexter to the Issuer;

         o if the Issuer is not Poindexter, pay cash dividends to Poindexter in the amounts and at the times of any payment by Poindexter in respect of interest on the Old Notes; and

         o if the Issuer is not Poindexter, pay cash dividends to Poindexter in the amounts and at the times of any payment by Poindexter in respect of principal on the Old Notes in an amount equal to the lesser of
            (1) the principal due on such Old Notes and (2) 50% of cumulative Consolidated Net Income of the Issuer and its Restricted Subsidiaries (or, if Consolidated Net Income of the Issuer and its Restricted Subsidiaries is negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning on January 1, 2003 through the end of the month immediately prior to such payment;

provided that any amount applied in accordance with the preceding clauses will thereafter be deducted from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph. In addition, the foregoing covenant will not prohibit the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Issuer out of the proceeds of any policy of insurance maintained to provide funds for such purpose.

         Limitations Concerning Distributions and Transfers by Restricted Subsidiaries

         The Issuer may not, and may not permit any of its Restricted Subsidiaries to, suffer to exist any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Issuer or any other of its Restricted Subsidiaries; (ii) to make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (iii) to transfer any of its property or assets to the Issuer. Notwithstanding the foregoing limitations, the Issuer may permit a Restricted Subsidiary to suffer to exist any such encumbrance or restriction,
(a) pursuant to any agreement as in effect on the date of the New Indenture, (b) pursuant to an agreement relating to

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any Debt Incurred by such Restricted Subsidiary prior to the date on which such
Restricted Subsidiary was acquired by the Issuer and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, provided that such encumbrance or restriction does not apply to any Person, or to the property or assets of any Person, other than such Restricted Subsidiary, (c) pursuant to an agreement relating to Debt permitted to be Incurred by a Subsidiary Guarantor pursuant to clause (viii) of "--Limitation on Restricted Subsidiary Debt and Preferred Stock," provided that, immediately after giving pro forma effect to the effectiveness of such agreement, the Issuer could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "--Limitation on Consolidated Debt and Preferred Stock" if the calculation of Consolidated Net Income (and clause (b) of the proviso in the definition thereof) is made assuming such encumbrance or restriction fully restricts the payment of dividends and the making of distributions; (d) restricting the assignment of any contract or lease, or the subletting of any lease, of the Issuer or any Restricted Subsidiary; (e) pursuant to an agreement entered into for the sale or disposition of the stock, business, assets or properties of the Issuer or a Restricted Subsidiary; (f) pursuant to the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired; or (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing; provided, however, that, in the case of an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in clause (b), (c) or (d) above, the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are not more restrictive in any material respect with respect to the interests of the Noteholders than the provisions contained in the agreement that is the subject thereof. (Section 1011)

         Limitations on Liens

         The Issuer may not, and may not permit any Restricted Subsidiary of the Issuer to, Incur any Lien (other than Permitted Liens) on property or assets now owned or hereafter acquired to secure any Debt. The Issuer may not Incur any Lien on the Capital Stock of Morgan. (Section 1012)

         Limitation on Sale and Leaseback Transactions

         The Issuer may not, and may not permit any Restricted Subsidiary of the Issuer to, enter into any Sale and Leaseback Transaction unless (i) the Issuer or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt by reason of the provisions described under "--Limitations on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without securing the New Notes or (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions described under "--Limitation on Certain Asset Dispositions" are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of the provisions described under "--Limitation on Certain Asset Dispositions." (Section 1013)

         Limitation on Transactions with Affiliates and Related Persons

         The Issuer may not, and may not permit any Restricted Subsidiary of the Issuer to, directly or indirectly, enter into any transaction not in the ordinary course of business that involves an amount in excess of $1 million with any Affiliate or Related Person of the Issuer (other than the Issuer or a Restricted Subsidiary of the Issuer), unless the Board of Directors determines in its reasonable good faith judgment, evidenced by a Board Resolution filed with the Trustee, that (i) such transaction is in the best interests of the Issuer or such Restricted Subsidiary; and (ii) such transaction is on terms not materially less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person, provided that the payment of discretionary annual bonuses pursuant to the Management Services Agreement may be made only if, immediately after giving effect to such payment, the Issuer could Incur at least $1.00 of additional Debt pursuant to the first paragraph of "--Limitation on Consolidated Debt and Preferred Stock."

         Notwithstanding the foregoing, this covenant will not apply to (i) transactions between the Issuer and any of its Restricted Subsidiaries or between its Restricted Subsidiaries, (ii) any payments or transactions permitted pursuant to the "--Limitation on Restricted Payments" covenant, (iii) the payment of reasonable annual compensation and reasonable and customary fees to directors or executive officers of the Issuer or any of its Restricted Subsidiaries, (iv) payments required to be made by any Unrestricted Subsidiary of the Issuer to the Issuer or to any of its Restricted Subsidiaries pursuant to management agreements and (v) payments pursuant to any tax sharing agreement or arrangement among the Issuer and all or any of its Subsidiaries. (Section 1014)

         Limitation on Certain Asset Dispositions

         The Issuer may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless (i) the Issuer or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value of the shares or assets disposed of (as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee);
(ii) not less than 80% of the consideration for such disposition consists of cash or readily marketable cash equivalents or the assumption of Debt of the Issuer secured by the assets disposed of and released from all liability on the Debt assumed; and (iii) (a) in the case of any Asset Disposition involving assets having a value of less than $100,000 and less than an aggregate of $3 million during the term of the New Notes, within 180 days of the Asset Disposition, the Issuer or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition, to the extent the Revolving Credit Agreement does not require that such Net Available Proceeds be used to reduce the outstanding balance under the Revolving Credit Agreement, either to (1) repurchase or redeem New Notes or (2) make capital expenditures in new assets that will become Collateral for the New Notes, and (b) in the case of any Asset Disposition involving assets having a value greater than $100,000 or more than an aggregate of $3 million during the term of the New Notes, the Issuer or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition, to the extent the Revolving Credit Agreement does not require that such Net Available Proceeds be used to reduce the outstanding balance under the Revolving Credit Agreement, so that (1) at least 80% of such Net Available Proceeds are used to repurchase or redeem New Notes within 120 days of the Asset Disposition and (2) any balance of such Net Available Proceeds is used to make capital expenditures in new assets that will become Collateral for the New Notes within 180 days of the Asset Disposition. If the proceeds are not used within the time period specified above for any permitted purpose, the Issuer will offer to purchase outstanding New Notes pursuant to an Offer to Purchase at 100% of their principal amount plus accrued interest to the date of purchase in an aggregate principal amount plus interest equal to the unused Net Available Proceeds from such disposition (including from the sale of any marketable cash equivalents received therein). These provisions will not apply to a transaction which is subject to and permitted under the provisions described under "--Mergers, Consolidations and Certain Sales and Purchases of Assets." (Section
1015)

         Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries

         Subject to the provisions of the New Indenture described under "--Mergers, Consolidations and Certain Sales and Purchases of Assets," the Issuer may not, and may not permit any Restricted Subsidiary to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of such or any other Restricted Subsidiary to any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer or other than pursuant to an Incentive Arrangement with an officer, director or employee of the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer) unless the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with "--Limitation on Certain Asset Dispositions." The Issuer will not permit any Restricted Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer or other than pursuant to an Incentive Arrangement with an officer, director or employee of the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer unless the Net Available Proceeds from such subscription or sale are applied in accordance with "--Limitation on Certain Asset Dispositions." The foregoing provision will not be violated by the transfer, conveyance, issuance or sale by a Wholly Owned Restricted Subsidiary of shares of its Capital Stock provided that upon consummation of any such transfer, conveyance, issuance or sale, such Wholly Owned Restricted Subsidiary remains a Wholly Owned Restricted Subsidiary. (Section 1016)

         Limitation on Acquisitions

         The Issuer and its Restricted Subsidiaries may not make acquisitions of assets outside the ordinary course of business, unless the assets so acquired become contemporaneous with their acquisition Collateral for the New Notes.

         Limitation on Repurchases of New Note.

         The Issuer and its Restricted Subsidiaries may not purchase New Notes from any holder at a price less than 100% of the principal amount thereof other than through an Offer to Purchase.

         In addition, the Issuer and its Restricted Subsidiaries may not purchase New Notes using the proceeds of borrowings under the Revolving Credit Agreement unless there is available for borrowing under such Revolving Credit Agreement, after giving effect to the borrowings to purchase New Notes, an amount equal to the sum of (i) $6 million plus (ii) the amount of any PIK Notes representing interest (but not including any premium) paid in PIK Notes plus
(iii) the aggregate amount of interest payable on the next interest payment date on the New Notes then outstanding; provided that the amount in (ii) will be reduced by:

         o the amount of any New Notes repurchased or redeemed, with respect to the period prior to May 15, 2005;

         o the amount of any New Notes repurchased or redeemed in excess of $7.5 million, with respect to the period from May 16, 2005 through May 15, 2006; and

         o the amount of any New Notes repurchased or redeemed in excess of $15 million, with respect to the period beginning on May 15, 2006.

         Provision of Financial Information

         So long as the New Notes are Outstanding, whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will file with the Commission the annual reports, quarterly reports and other documents which the Issuer would be required to file with the Commission pursuant to such sections if the Issuer were so subject, and will also provide to all Holders and file with the Trustee copies of such reports. (Section 1018)

         Mergers, Consolidations and Certain Sales and Purchases of Assets

         The Issuer (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Issuer; (ii) may not, in a single transaction or through a series of related transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons; (iii) may not, and may not permit any Restricted Subsidiary of the Issuer to, directly or indirectly, acquire Capital Stock or other ownership interests of any other Person such that such Person becomes a Subsidiary of the Issuer; and (iv) may not, and may not permit any Restricted Subsidiary of the Issuer to, directly or indirectly, purchase, lease or otherwise acquire (including by way of merger or consolidation) (a) all or substantially all of the property and assets of any Person as an entirety or (b) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person unless:
(1) in a transaction in which the Issuer does not survive or in which the Issuer sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Issuer is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of the Issuer's obligations under the New Notes and the New Indenture; (2) immediately after giving effect to such transaction and treating any Debt that becomes an obligation of the Issuer or a Restricted Subsidiary of the Issuer, as a result of such transaction, as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, no Event of

Default or event that, with the passing of time or the giving of notice, or both, would become an Event of Default, has occurred and be continuing; (3) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer or of any of its Restricted Subsidiaries as a result of such transaction as having been Incurred at the time of such transaction, the Issuer or the successor entity to the Issuer could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "--Limitation on Consolidated Debt and Preferred Stock"; (4) immediately after giving effect to such transaction, the Consolidated Net Worth of the Issuer and its Restricted Subsidiaries is equal to or greater than the Consolidated Net Worth of the Issuer and its Restricted Subsidiaries immediately prior to such transaction; (5) if, as a result of any such transaction, property or assets of the Issuer or any of its Restricted Subsidiaries would become subject to a Lien which would not otherwise be permitted under "--Limitations on Liens" above, the Issuer, or, if applicable, the successor entity, will take such steps as may be necessary to effectively secure the New Notes equally and ratably with (or prior to) any Debt secured by such Lien; and (6) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such transaction complies with the provisions described in this paragraph. (Sections 801 and 802)

         Change of Control

         Within 30 days of the occurrence of a Change of Control, the Issuer will be required to commence an Offer to Purchase all outstanding New Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the date of purchase. A "Change of Control" will be deemed to have occurred either (i) at such time as any Person (other than a Permitted Holder), or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d)(3) of the Exchange Act (other than Permitted Holders), together with any Affiliates thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the total voting power of all classes of Voting Stock of the Issuer, or (ii) at such time as any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees elected to the Board of Directors of the Issuer such that such nominees, when added to any existing directors remaining on the Board of Directors of the Issuer after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Issuer. Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant discussed in this paragraph. There are no change of control provisions in the New Indenture other than those disclosed in this section. (Section 1017)

         In event that the Issuer is required to purchase the New Notes, the Issuer intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

         There can be no assurance that the Issuer will have sufficient funds to purchase the New Notes following a Change in Control.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the New Indenture. Reference is made to the New Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person provided, if such Person is the Issuer, that such Wholly Owned Restricted Subsidiary is a Subsidiary Guarantor) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount will also include the lesser of the amount of such penalty (in which case no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Debt or Preferred Stock, respectively, and the respective amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

         "Collateral" means (i) Receivables, Inventory and General Intangibles and proceeds thereof (including, without limitation, cash and non-cash proceeds) arising from time to time and books and records evidencing or relating to the foregoing and (ii) Intra-Company Notes, all of which are pledged to secure obligations arising under a revolving credit facility.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of (i) EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt proposed on the date of computation to be Incurred by such Person or its Restricted Subsidiaries minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Debt that will no longer be outstanding as a result of the Incurrence of the Debt proposed on the date of computation to be Incurred plus (D) the annual interest expense (including the amortization of debt discount) with respect to any other Debt Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii)(A) minus

(E) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Debt that no longer is outstanding as a result of the Incurrence of any Debt referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate (after taking into account any interest rate swaps, caps, collars and similar arrangements) will be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided further that, in the event such Person or its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation will be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends declared and payable in cash; (v) the portion of any rental obligation allocable to interest expense; (vi) interest expense attributable to any Debt represented by the Guarantee by such Person or a Subsidiary of such Person other than with respect to the Debt of such Person or a Subsidiary of such Person and (vi) all other non-cash interest expense (including the amount of PIK Notes issued in lieu of cash interest) excluding, however, any amount of such interest of any Restricted Subsidiary of such Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income for such Person pursuant to clause (b) of the proviso in the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Consolidated Net Income for such Person pursuant to clause (b) of the proviso in the definition thereof).

         "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there will be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries and (e) all extraordinary gains and extraordinary losses.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, determined in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

         "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Restricted Subsidiaries.

         "Debt" means (without duplication) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person under interest rate swaps, caps, collars and similar arrangements, (v) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue), (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with generally accepted accounting principles.

         "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the New Notes.

         "EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period, plus (iv) other non-cash charges (such as minority interests) of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items of such Person for such period increasing consolidated revenues in determining Consolidated Net Income for such period.

         "General Intangibles" means all general intangibles, which term has the meaning given to it in the Uniform Commercial Code, and will include all tax refunds, trademarks, servicemarks, tradenames and other intellectual property and proprietary rights applicable to the liquidation of receivables and inventory.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purposes of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" will have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person will not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incentive Arrangement" means any earn-out agreement, stock appreciation rights, "phantom stock plans," employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Issuer or its Restricted Subsidiaries, or the retention of directors, officers or employees by the Issuer or its Restricted Subsidiaries, other than any such agreement or arrangement with John B. Poindexter or any Person directly or indirectly under his control (other than the Issuer or its Restricted Subsidiaries).

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" will have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt will not be deemed an Incurrence of such Debt.

         "Initial Public Offering" means an underwritten initial public offering of Common Stock of the Issuer pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.

         "Intra-Company Note" means a note representing a loan from the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer of funds advanced under the Revolving Credit Agreement.

         "Inventory" of a Person means all inventory of such Person, including
(i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease; and (iii) all goods returned or repossessed by such Person.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.

         "Joint Venture" means any joint venture arrangement in which the Issuer or any of its Restricted Subsidiaries owns an equity interest not in excess of 50% of the equity interest of all joint venturers thereof, whether such joint venture is structured as a corporation, partnership, trust, limited liability company or any other Person.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must be accrued by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of New Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the New Indenture). Unless otherwise required by applicable law, the Offer will specify an expiration date (the "Expiration Date") of the Offer to Purchase which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of New Notes within five Business Days after the Expiration Date. The Issuer will notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer's obligation to make an Offer to Purchase, and the Offer will be mailed by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Offer will contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the provisions described under "Provision of Financial Information" (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer will contain all instructions and materials necessary to enable such Holder to tender New Notes pursuant to the Offer to Purchase. The Offer will also state:

         (1) the Section of the New Indenture pursuant to which the Offer to Purchase is being made;

         (2)  the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the Outstanding New Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the New Indenture governing the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of New Notes accepted for payment (as specified pursuant to the New Indenture) (the "Purchase Price");

         (5) that the Holder may tender all or any portion of the New Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where New Notes are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note or portion thereof accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

         (10) that Holders will be entitled to withdraw all or any portion of New Notes tendered if the Issuer (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if New Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such New Notes and (b) if New Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase New Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only New Notes in denominations of $1,000 or integral multiples thereof will be purchased); and

         (12) that in the case of any Holder whose Note is purchased only in part, the Issuer will execute, and the Trustee will authenticate and deliver to the Holder of such Note without service charge, a new Note or New Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

         "pari passu," when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

         "Permitted Holder" means (i) John B. Poindexter, his executors, administrators or similar legal representatives, or any Person which is controlled, directly or indirectly, by any of the foregoing and (ii) any beneficial holder of Old Notes that exchanges all of its Old Notes for New Notes in the Offer.

         "Permitted Liens" means (i) Liens created pursuant to the Security Documents to secure the New Notes; (ii) Liens on any assets to secure Debt permitted to be Incurred under clause (i) of the second paragraph of the covenant described under "--Covenants--Limitation on Consolidated Debt and Preferred Stock"; (iii) Purchase money Liens on any assets acquired with the proceeds of Debt permitted to be Incurred under the first paragraph of the covenant described under "--Covenants--Limitation on Consolidated Debt and Preferred Stock"; (iv) Liens for taxes, assessments or governmental charges or levies on the property of the Issuer or any Restricted Subsidiary if the same is not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that may be required in conformity with GAAP has been made therefor; (v) Liens imposed by law or arising by operation of law, including without limitation, landlords', mailmen's, suppliers', vendors', carriers', warehousemen's and mechanics' Liens and other similar Liens, Liens for master's and crew's wages and other similar laws, on the assets of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the assets of the Issuer or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on assets at the time the Issuer or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other assets of the Issuer or any Restricted Subsidiary; provided further, however, that such Liens have not been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such assets were acquired by the Issuer or any Restricted Subsidiary; (viii) Liens on the assets of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other assets of the Issuer or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary; (ix) Liens Incurred or pledges or deposits made by the Issuer or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (xi) Liens existing on the date of the New Indenture not otherwise described above; (xii) Liens on the assets of the Issuer or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in this definition; provided, however, that any such Lien will be limited to all or part of the same assets that secured the original Lien (together with improvements and accessions to such assets) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the sum of: (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under this definition, as the case may be, at the time the original Lien became a Permitted Lien under the indenture; and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Issuer or such Restricted Subsidiary in connection with such Refinancing; (xiii) judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have been finally terminated or the period within which such proceedings may be initiated has not expired; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (xv) Liens securing obligations of the Issuer under hedging obligations permitted to be Incurred under the New Indenture; (xvi) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber cash, documents and other assets relating to such letters of credit and proceeds thereof; (xvii) Liens on assets leased to the Issuer or a Restricted Subsidiary if such lease is properly classified as an operating lease in accordance with GAAP; (xviii) Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business; (xix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xx) Liens in favor of the Issuer or a Restricted Subsidiary.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Receivables" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the New Notes or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the New Notes.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" will have correlative meanings.

         "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or
(b) 5% or more of the Voting Stock of such Person.

         "Restricted Subsidiary" means any Subsidiary of the Issuer, whether existing on or after the date of the New Indenture, other than an Unrestricted Subsidiary.

         "Revolving Credit Agreement" means the Agreement among the Issuer, certain financial institutions parties thereto and Congress Financial, as Agent Bank (the "Agent Bank" and, collectively with such financial institutions, the "Banks") including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as the same may be amended, supplemented, replaced, refinanced, renewed, extended or restated from time to time, provided that the total amount which may be borrowed pursuant to the Revolving Credit Agreement and any such amendment, supplement, replacement, refinancing, renewal, extension or restatement is limited to an amount not in excess of $45 million (including any sublimits for letters of credit).

         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Subordinated Debt" means all obligations of the type referred to in clauses (i) through (vi) and clause (viii) of the definition of Debt, if the instrument creating or evidencing the same or pursuant to which the same is outstanding or another instrument designates such obligations as being subordinated or junior in right of payment to any other Debt of the Issuer.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Subsidiary Guarantees" means the unconditional Guarantees by the respective Subsidiary Guarantors of the due and punctual payment of principal, premium, if any, and interest on the New Notes when and as the same will become due and payable and in the coin or currency in which the same are payable, whether at Stated Maturity, by declaration of acceleration, call for redemption, purchase or otherwise.

         "Subsidiary Guarantor" means each current and future subsidiary of the Issuer, other than Beltrami; provided that if the Issuer is Holdings, Poindexter will also become a Subsidiary Guarantor.

         "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; provided, however, that, with respect to the Issuer and its Restricted Subsidiaries, adjustments following the date of the New Indenture to the accounting books and records of the Issuer and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Issuer by another Person will not be given effect.

         "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Issuer nor any of its other Subsidiaries (other than any Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or
(ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer or its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment of such other Debt of the Issuer or its other Subsidiaries to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary (unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Issuer which is not (A) a Subsidiary of the Restricted Subsidiary to be so designated or (B) otherwise an Unrestricted Subsidiary), provided that either
(x) the Restricted Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Issuer could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "-Covenants--Limitation on Consolidated Debt and Preferred Stock" and provided, further, that the Issuer could make a Restricted Payment in an amount equal to the greater of the fair market value (as determined by the Board of Directors in good faith) and book value of such Restricted Subsidiary pursuant to the "Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, the Issuer could Incur at least $1.00 of additional Debt pursuant to the first paragraph under "--Covenants--Limitation on Consolidated Debt and Preferred Stock." Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and other than shares issued pursuant to an Incentive Arrangement) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SUBSIDIARY GUARANTEES

         The Subsidiary Guarantors will unconditionally Guarantee the due and punctual payment of principal, premium, if any, and interest on the New Notes pursuant to the Subsidiary Guarantees.

         Upon the redesignation by the Issuer of a Subsidiary Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of the New Indenture, such Subsidiary will cease to be a Subsidiary Guarantor and will be released from all of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee.

         Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Issuer or any Subsidiary of the Issuer to any entity that is not a Subsidiary of the Issuer and which sale or disposition is otherwise in compliance with the terms of the New Indenture, each such Subsidiary Guarantor will automatically be released from all obligations under its Subsidiary Guarantee, provided, that each such Subsidiary Guarantor is sold or disposed of for fair market value (evidenced by a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee). The proceeds of such sale or disposition are to be applied as described under "--Covenants--Limitation on Certain Asset Dispositions."

EVENTS OF DEFAULT

         The following will be Events of Default under the New Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due, continued for 30 days; (c) failure to purchase New Notes required to be purchased pursuant to an Offer to Purchase by the covenants described under "--Covenants-Change of Control," "--Covenants--Limitation on Certain Asset Dispositions," "--Covenants-Limitation on Sale and Leaseback Transactions" and "--Covenants-Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries" in accordance with the terms of such Offer to Purchase; (d) failure to perform or comply with the provisions described under "-- Mergers, Consolidations and Certain Sales and Purchases of Assets" continued for 30 days; (e) failure to perform any other covenant or agreement of the Issuer under the New Indenture as provided in the New Indenture or in any of the Security Documents and such failure has continued for 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of the Outstanding New Notes as provided in the New Indenture; (f) failure to pay when due at maturity (subject to any grace period), or acceleration of, the principal of any Debt of the Issuer or any Restricted Subsidiary in an aggregate principal amount in excess of $5 million; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Issuer or any of its Restricted Subsidiaries in an amount in excess of $5 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Issuer or any of its Restricted Subsidiaries; and (i) except as permitted by the New Indenture and the New Notes, the cessation of effectiveness of any Subsidiary Guarantee or the finding by any judicial proceeding that any such Subsidiary Guarantee is unenforceable or invalid or the written denial or disaffirmation by any Subsidiary Guarantor of its Obligations under its Subsidiary Guarantee.

         Subject to the provisions of the New Indenture relating to the duties of the Trustee in case an Event of Default (as defined) will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the New Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the

Holders of a majority in aggregate principal amount of the Outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         If any Event of Default (other than an Event of Default described in clause (h) above) will occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding New Notes may accelerate the maturity of all New Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding New Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the New Indenture. If an Event of Default specified in clause (h) above occurs, the Outstanding New Notes will ipso facto become immediately due and payable without any act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "--Modification and Waiver."

         No Holder of any Note will have any right to institute any proceeding with respect to the New Indenture or for any remedy thereunder, unless such Holder has previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding New Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of the Outstanding New Notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

         The Issuer will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the New Indenture and as to any default in such performance.

DEFEASANCE

         The New Indenture will provide that (A) if applicable, the Issuer will be discharged from any and all obligations in respect of the Outstanding New Notes and the Subsidiary Guarantors will be released from their Guarantees, or
(B) if applicable, the Issuer may omit to comply with certain restrictive covenants in the New Indenture and such omission will not be deemed to be an Event of Default under the New Indenture and the New Notes, in either case (A) or (B), upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding New Notes. With respect to clause (B), the obligations under the New Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that holders of the New Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that holders of the New Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(ii) no Event of Default or event that with the passing of time or the giving of notice, or both, will constitute that an Event of Default has occurred and is continuing; (iii) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that such deposit will not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

         Modifications and amendments of the New Indenture may be made by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding New Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium), or interest on, any Note, (c) change the place or currency of payment of principal of (or the premium) or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding New Notes necessary to modify or amend the New Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding New Notes necessary for waiver of compliance with certain provisions of the New Indenture or for waiver of certain defaults, (g) modify any provisions of the New Indenture relating to the modification and amendment of the New Indenture or the waiver of past defaults or covenants, except as otherwise specified, or (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the New Notes required under the "Covenants---Limitation on Sale and Leaseback," "--Covenants--Limitation on Certain Asset Dispositions" and the "--Covenants-Change of Control" covenants contained in the New Indenture in a manner materially adverse to the Holders thereof.

         The Holders of a majority in aggregate principal amount of the Outstanding New Notes, on behalf of all holders of New Notes, may waive compliance by the Issuer with certain restrictive provisions of the New Indenture. The Holders of a majority in aggregate principal amount of the Outstanding New Notes, on behalf of all holders of New Notes, may waive any past default under the New Indenture, except a default in the payment of principal, premium or interest.

THE TRUSTEE

         The New Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the New Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the New Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

                RESTRICTIONS ON TRANSFER AND REGISTRATION RIGHTS

         Each holder tendering its Old Notes in the Offer, by its tendering thereof, acknowledges, represents to and agrees with Poindexter and Holdings as follows:

         (1) It understands and acknowledges that the New Notes being received in exchange for the Old Notes have not been registered under the Securities Act or any other applicable securities law, and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act, or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (5) below.

         (2) It represents that it:

                  (a) is a "qualified institutional buyer"("QIB" ), as defined in Rule 144A under the Securities Act. Such acquisition will be for its own account or for the account of another QIB;

                  (b) is not a "U.S. Person," as defined in Regulation S under the Securities Act;

                  (c) is an "accredited investor," as defined in Rule 501(a) under the Securities Act, and is acquiring the New Notes for its own account or for the account of another accredited investor (unless the purchaser is a bank acting in its fiduciary capacity) for investment purposes and not for distribution in violation of the Securities Act; or

                  (d) either alone or with its appointed "purchaser representative," as such term is defined in Rule 501(h) under the Securities Act, has such knowledge and experience in financial and business matters to evaluate the merits and risks of the Offer.

         (3) It acknowledges and agrees that no person (including Poindexter or Holdings, or their representatives or affiliates) has made any representation to it with respect to Poindexter, Holdings or the offering of any of the New Notes or otherwise in connection with the transactions contemplated thereby. It also acknowledges and agrees that it has had access to such financial and other information concerning Poindexter and the New Notes as it has deemed necessary in connection with its decision to acquire the New Notes, including an opportunity to ask questions of and request information from Poindexter and its officers and directors.

         (4) It is receiving the New Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such securities pursuant to an exemption from registration available under the Securities Act. It is able to bear the economic risk of an investment in the New Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of acquiring such New Notes.

         (5) It understands that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the New Notes such New Notes may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act,
(iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(iv) in accordance with any applicable securities laws of any State of the United States, and that (B) it will, and each subsequent holder is required to, notify any subsequent purchaser of the New Notes from it of the resale restrictions referred to in (A) above. It also understands that the New Notes will, until the expiration of the applicable holding period with respect to the New Notes set forth in Rule 144(k) of the Securities Act, unless otherwise agreed to by Poindexter and the holder thereof, bear a legend substantially to that effect.

         (6) It acknowledges that Poindexter, Holdings and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by its acquisition of New Notes are no longer accurate, it will promptly notify Poindexter and Holdings. If it is acquiring any New Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

 REGISTRATION RIGHTS

         Holdings will agree to file a shelf registration statement to permit holders of the notes to resell the notes periodically without being limited by the above transfer restrictions upon the request of the holders of a majority in principal amount of the New Notes. The shelf registration statement will permit only holders that comply with specified requirements to resell their notes from time to time. In particular, such holders must:

         o provide specific information in connection with the shelf registration statement; and

         o agree in writing to be bound by all provisions of the registration rights agreement, including the indemnification obligations.

Holdings will, in the event of the filing of a shelf registration statement, provide to each holder of New Notes copies of the prospectus which is a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder who sells New Notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including the indemnification obligations.

         If Holdings is required to file a shelf registration statement, it will:

         o file the shelf registration statement with the Commission no later than 30 days after so required or requested pursuant to the registration rights agreement;

         o use reasonable best efforts to cause the shelf registration statement to be declared effective by the Commission as soon as practicable; and

         o use reasonable best efforts to keep the shelf registration statement effective for a period of two years after the date the notes are first issued, or if earlier, until all of the notes covered by the shelf registration statement are sold thereunder or are already freely tradable.

     During any 365-day period, Holdings will have the ability to suspend the availability of such shelf registration statement for up to four periods of up to 45 consecutive days each (except for the consecutive 45-day period immediately prior to the maturity of the notes), but no more than an aggregate of 90 days during any 365-day period, if Holdings' Board of Directors determines in good faith that there is valid purpose for the suspension.

     Each New Note will contain a legend to the effect that the holder of the note, by its acceptance thereof, agrees to be bound by the provisions of the Registration Rights Agreement. In that regard, if a holder receives notice from us that any event which:

         o makes any statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker/dealers, the prospectus which is part of the exchange offer registration statement) untrue in any material respect;

         o requires the making of any changes in the prospectus to make the statement therein not misleading; or

         o  is specified in the registration rights agreement occurs,

then the holder (or participating broker/dealer, as the case may be) will suspend the sale notes pursuant to that prospectus until the Issuer has:

         o amended or supplemented the prospectus to correct the misstatement or omission, and furnished copies of the amended or supplemented prospectus to the holder (or participating broker/dealer, as the case may be); or

         o  given notice that the sale of the notes may be resumed.

                       MATERIAL FEDERAL TAX CONSIDERATIONS

         The following is a summary of the expected material United States federal income tax consequences to owners of Old Notes (the "Old Noteholders") of the receipt of the New Notes pursuant to the exchange offer. The following does not address the federal tax consequences of the exchange offer to subsequent purchasers of the New Notes. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. Neither Poindexter nor Holdings has received, nor will they receive, any rulings from the Internal Revenue Service (the "Service") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Service or a court would agree with the advice of Poindexter's counsel, upon which this summary is based. Moreover, there is no assurance that such counsel's advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Service.

         The following does not consider the tax consequences of the receipt of the New Notes pursuant to the exchange offer under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the Old Notes or the New Notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with Old Notes and New Notes held as "capital assets" within the meaning of section 1221 of the Code.

         OLD NOTEHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

TAX CONSEQUENCES TO OLD NOTEHOLDERS WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER

         An Old Noteholder who does not exchange its Old Notes for the New Notes pursuant to the exchange offer and continues to hold the untendered Old Notes will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have any further effectiveness as a result of the exchange offer. If the changes that are made to the rights of Old Noteholders as a result of the exchange offer constitute a "significant modification" of the Old Notes within the meaning of the relevant Treasury Regulations, any Old Noteholder who does not exchange its Old Notes for the New Notes pursuant to the exchange offer and continues to hold the untendered Old Notes will be deemed to have engaged in an exchange of such holder's Old Notes for "new," i.e., modified, Old Notes. The modified Old Notes would be considered to be issued on the date of the completion of the exchange offer and would be considered to mature on the original maturity date of the "old" Old Notes. In general, such an exchange would be a taxable event unless the Code explicitly prevents recognition of any gain or loss realized (e.g., if the exchange is a recapitalization under the Code as discussed below).

         If there were such a deemed exchange, the issue price of the modified Old Notes would be their fair market value, if these notes are properly treated as "publicly traded" for federal income tax purposes, or their principal amount, if they are not publicly traded (which, as discussed below, Poindexter believes to be the case). A non-tendering Old Noteholder would realize gain or loss based on the difference between the issue price of the modified Old Notes and such holder's tax basis in the Old Notes. However, even if a nontendering Old Noteholder realizes gain or loss on a deemed exchange of its Old Notes, the gain or loss would not be recognized for federal income tax purposes if the exchange qualifies with respect to such Old Noteholder as a tax-free exchange in a recapitalization of Poindexter under section 368(a)(1)(E) of the Code. In order for the deemed exchange of old Old Notes for modified Old Notes to qualify as a non-taxable recapitalization, both the old Old Notes and the modified Old Notes must be treated as "securities" under the relevant provisions of the Code. Generally, an instrument that is otherwise treated as a debt instrument for federal income tax purposes and has a stated maturity of ten years or longer is likely to be treated as a security, while a debt instrument that has a stated maturity between five and ten years may or may not be treated as a security (such determination generally will depend upon other facts and circumstances in addition to the stated maturity). A debt instrument with a stated maturity of less than five years generally will not be treated as a security. Because the old Old Notes have a stated maturity of ten years or longer, the old Old Notes probably constitute securities. However, because the modified Old Notes will have a stated maturity of less than five years, the modified Old Notes may not constitute securities. As a result, a deemed exchange of old Old Notes for modified Old Notes may not constitute a non-taxable recapitalization. Old Noteholders should consult their tax advisors regarding the potential federal income tax consequences of not participating in the exchange offer.

TAX CONSEQUENCES TO OLD NOTEHOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

         The following discussion assumes, unless explicitly noted otherwise, that the New Notes will be treated as indebtedness for federal income tax purposes.

         The Exchange Is Likely To Be a Taxable Transaction. The exchange by an Old Noteholder of Old Notes for New Notes pursuant to the exchange offer is likely to constitute a taxable exchange under section 1001 of the Code. If the exchange is a taxable transaction, each Old Noteholder who participates in the exchange offer generally will realize capital gain or loss equal to the difference between (1) the aggregate amount realized attributable to the New Notes received and (2) such holder's adjusted basis in the Old Notes surrendered. The amount realized attributable to the receipt of New Notes should be the "issue price" of such New Notes as determined under the OID provisions of the Code (see discussion below). Consequently, Old Noteholders who tender their Old Notes should have an initial tax basis in any New Notes received equal to the issue price of such Notes. Old Noteholders who are considering participating in the exchange offer should consult their tax advisors regarding the application of the rules regarding debt modifications to the exchange offer.

         As discussed below, the Issuer believes it likely, and will take the position, that the issue price of the New Notes should be the face amount of such Notes. Consequently, the amount realized with respect to the receipt of New Notes by a tendering Old Noteholder will be the face amount of the New Notes received. An Old Noteholder who realizes a gain upon the exchange of its Old Notes may be required, unless such holder elects otherwise, to report the gain attributable to the receipt of the New Notes under the installment method. Old Noteholders should consult their tax advisors regarding the possible application of the installment sale rules of the Code.

         Under the OID provisions of the Code, the New Notes will be treated as debt instruments issued for property (i.e., the Old Notes). If the New Notes are properly treated as "publicly traded" under relevant Treasury Regulations, the issue price of the New Notes for purposes of the OID provisions of the Code will be their fair market value at the time of issuance. If the New Notes are not publicly traded but the Old Notes are publicly traded, the issue price of a New Note will be the fair market value of the Original Note exchanged for such New Note as of the time of issuance of the New Note. If neither the Old Notes nor the New Notes are properly treated as publicly traded, the issue price of the New Notes will be the stated principal amount of the New Notes, in case the New Notes have "adequate stated interest," or the "imputed principal amount" of the New Notes, otherwise. Although not free from doubt, the Issuer believes, and will take the position, that neither the Old Notes nor the New Notes should be treated as publicly traded. The discussion below is based on the assumption that neither the Old Notes nor the New Notes are properly treated as publicly traded for purposes of the OID provisions of the Code. If, on the contrary, the Old Notes or the New Notes are properly treated as publicly traded, the consequences of holding the New Notes might be materially different than described below. In particular, if the fair market value of both the Old Notes and the New Notes is below their respective face values at the time of the completion of the exchange offer, the issue price of the New Notes will be below face value. In this case, the excess of the stated principal amount of the New Notes over their issue price would be treated as OID, which would be accrued as ordinary income by both cash and accrual method holders under the accrual rules for OID (see discussion below). Any OID on the New Notes resulting from an excess of the face value over the issue price of the New Notes would be in addition to the OID that will result from the payment in kind, or "PIK", feature of the New Notes discussed below.

         If, consistent with the belief of and position being taken by the Issuer, neither the Old Notes nor the New Notes are publicly traded for purposes of the OID provisions of the Code, the issue price of the New Notes would be equal to their stated principal amount if the New Notes have adequate stated interest. A debt instrument issued in exchange for property has adequate stated interest under the rules of section 1274 of the Code if the stated principal amount (i.e., all payments due under the instrument less payments of stated interest) is less than the "imputed principal amount." The imputed principal amount of any debt instrument is the present value of all payments due under such debt instrument (calculated by using a discount rate equal to the applicable Federal rate, compounded semi-annually) as of the date of the sale or exchange. Based on a comparison of the stated interest rate on the senior notes to the applicable Federal rate for May 2003, the Issuer believes that the stated principal amount of the New Notes should be less than their imputed principal amount. Consequently, the Issuer intends to take the position that the New Notes have adequate stated interest and their issue price is equal to their stated principal amount.

         If an Old Noteholder has accrued and unrecognized market discount (within the meaning of section 1276 of the Code) on its Old Notes, a portion of the gain, if any, recognized on the exchange of Old Notes up to the amount of such accrued market discount will be treated as ordinary income and will not receive capital gain treatment. Old Noteholders who acquired their Old Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules of the Code to a tender of the Old Notes pursuant to the exchange offer.

         Tax Consequences of Holding the New Notes. Under the terms of the New Notes, interest on the New Notes will be paid on May 15th and November 15th of each year during the term of the New Notes and at maturity, except that the Issuer has the option, with respect to any three of the first five scheduled interest payments, to make half of such payment in cash and half in the form of additional New Notes with a principal amount equal to 112.5% of the cash that otherwise would have been paid as interest. Under the OID regulations, such distribution by the Issuer of additional notes in lieu of a cash interest payment is not treated as a payment of interest made on the New Notes. Instead, for purposes of the OID provisions of the Code, additional notes distributed in lieu of cash interest payments are aggregated with and treated as part of the same issue of debt instruments as the New Notes. Consequently, at most, half of each payment of stated interest on the New Notes will be treated as "qualified stated interest" (i.e., stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate) for purposes of the OID regulations. The portion of each payment of stated interest on the New Notes that is treated as qualified stated interest will be included in income by a holder of New Notes under such holder's normal method of accounting.

         The portion of each payment of stated interest on a New Note that is not qualified stated interest will be treated as part of the "stated redemption price at maturity" of such New Note, i.e., the sum of all payments required to be made on a New Note other than payments of qualified stated interest. A New Note will have a total amount of OID equal to the excess of the stated redemption price at maturity of the New Note over the issue price of the New Note. If, as the Issuer believes will be the case, neither the Old Notes nor the New Notes are properly treated as publicly traded for purposes of the OID provisions of the Code, the issue price of the New Notes should be their stated principal amount (see discussion above). In this case, the total amount of OID on a New Note should be equal to the sum of the portions of all stated interest payments on the New Note that do not represent qualified stated interest. If, contrary to the Issuer's belief, either the Old Notes or the New Notes are properly treated as publicly traded for purposes of the OID provisions of the Code, with the result that the issue price of a New Note is less than its face amount, the excess of the face amount of a New Note over its issue price would represent additional OID that also would be required to be accrued by a holder of a New Note under the OID accrual rules described below.

         A holder of New Notes generally will be required to include OID in income periodically over the term of a New Note before receipt of the cash or other payment attributable to such income. In particular, amounts of interest on the New Notes that are paid by issuing additional New Notes must be included in income by the holder before any cash is received in repayment of the principal of such additional New Notes. Under the OID accrual rules, a holder generally must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the New Notes for each day during the taxable year or portion of a taxable year on which such holder holds the New Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the New Note at the beginning of the accrual period multiplied by the yield to maturity of the New Note. The adjusted issue price of a New Note at the beginning of any accrual period is the issue price of the New Note increased by the Accrued OID for all prior accrual periods (less any cash payments on the New Notes other than qualified stated interest). Under these rules, holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. Each payment made under a New Note will be treated first as a payment of OID to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal.

         The Issuer's option to redeem the New Notes at any time after issuance should be treated as a "call option" within the meaning of the OID Regulations. See "Description of the New Notes--Redemption." As a result, the Issuer would be presumed under the OID Regulations to exercise its option to redeem the New Notes if by utilizing the date of exercise of a call option as the maturity date and the amount for which the New Notes could be redeemed in accordance with the terms of the redemption feature (that is, the principal amount plus redemption premium, if any, plus accrued and unpaid interest) as the stated redemption price at maturity, the yield to maturity on the New Notes would be lower than such yield would be if the option was not exercised. Because the stated interest rate on the New Notes will increase if the Issuer has not redeemed at least an aggregate of $7.5 million in face amount of the New Notes by May 15, 2005, the Issuer will be treated for purposes of the OID Regulations as if it had fully redeemed the New Notes on or prior to May 15, 2004. Consequently, no portion of the additional stated interest that will be paid on the New Notes if the requisite face amount of New Notes is not redeemed by May 15, 2004 should be required to be accrued by holders of the New Notes as additional OID.

         Generally, any sale or redemption of New Notes will result in taxable gain or loss equal to the difference between the amount of cash or other property received (except to the extent the consideration received is attributable to accrued but unpaid qualified stated interest or OID, which consideration is treated as interest received) and the holder's adjusted tax basis in the New Note. A holder's adjusted tax basis for determining gain or loss on the sale or other taxable disposition of a New Note will initially equal the issue price, believed by the Issuer to be the stated principal amount (as discussed above), of the New Note to such holder and will be increased by any accrued OID with respect to any New Note includable in such holder's gross income and decreased by the amount of any cash payments received by such holder regardless of whether such payments are denominated as interest (other than payments of qualified stated interest). Any gain or loss upon a sale or disposition of a New Note by an original holder generally will be capital gain or loss.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Issuer will be required to furnish certain information to the Service with respect to interest paid, or OID accruing, as the case may be, on the New Notes during the calendar year. In addition, the Issuer intends to make available to holders of New Notes certain information regarding OID on the New Notes, to the extent and in the manner required under the OID provisions of the Code. Under certain circumstances, a holder may be subject to backup withholding at a 30% rate on payments of interest on, and the proceeds of a sale, exchange or redemption of the New Notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report payment of interest and dividends properly and the Service has notified the Issuer that he or she is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the Service.

NON-U.S. HOLDERS

         As used herein, the term "Non-U.S. Holder" means a beneficial owner of New Notes other than a beneficial owner who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (other than a partnership that is not treated as a "United States person" under the Code) created or organized in the United States or under the laws of the United States or of any State, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust for which (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         Interest and OID on New Notes. Payments of interest and amounts attributable to OID on the New Notes by the Issuer or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Issuer entitled to vote; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Issuer through stock ownership; (iii) such Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and
(iv) certain certification requirements (summarized below) are met (the "Portfolio Interest Exemption"). If a Non-U.S. Holder of a New Note is engaged in a trade or business in the United States, and if interest or OID on such New
Note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest or OID in the manner described above. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest or OID on a New Note will be included in the earnings and profits of such Non-U.S. Holder if such interest or OID is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

         A payment of interest or OID on a New Note made to a foreign beneficial owner generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid Form W-8BEN or Form W-8ECI, respectively (or an acceptable substitute form), from the beneficial owner and can reliably associate such payment with such Form W-8BEN or W-8ECI. In addition, under certain circumstances, a withholding agent is allowed to rely on Form W-8BEN (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain copies of the beneficial owner's Form W-8BEN (or substitute thereof), provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a "qualified intermediary," and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

         Disposition of New Notes. Under current law, a Non-U.S. Holder of New Notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such New Notes unless
(i) the gain is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who holds the New Notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. "tax home" (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual; or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clauses (i), (ii) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non-U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of a New Note are urged to consult their tax advisors as to the tax consequences of such sale.

         Estate Tax Consequences. New Notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident (as specially defined for United States federal estate tax purposes) will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the income from the New Notes was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) on interest that is described above under "--Interest and OID on New Notes."

         Backup Withholding and Information Reporting. Information reporting on Form 1099 and backup withholding at a rate of 30% will not apply to payments of principal and interest (including OID) made by the Issuer or a paying agent to a non-U.S. holder on New Notes if the certification described above under "--Information Reporting and Backup Withholding" is received, provided that the payor does not have actual knowledge that the holder is a United States person. However, interest (including OID) may be required to be reported annually on Form 1042S.

         Payments of the proceeds from the sale by a holder that is a non-U.S. holder of a New Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, the United States branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by United States persons or engaged in a United States trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a New Note through the United States office of a broker is subject to information reporting and backup withholding unless the holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.


                                  LEGAL MATTERS

         The validity of the New Notes will be passed upon for Poindexter or Holdings, as the case may be, by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

              The Depositary for the Offer is The Bank of New York

                              The Bank of New York
                           Corporate Trust Operations
                               Reorganization Unit
                           101 Barclay Street - 7 East
                              New York, N.Y. 10286
                         Attention: Mr. Bernard Arsenec

                                  By Facsimile:

                                 (212) 298-1915
                         Attention: Mr. Bernard Arsenec
                      Confirm by Telephone: (212) 815-5098




                     The Information Agent for the Offer is:



                        [MACKENZIE PARTNERS, INC. LOGO]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          Call Toll-Free (800) 322-2885

                       Email: proxy@mackenziepartners.com